EXHIBIT 10.3

CERTAIN INFORMATION IN THIS EXHIBIT IS SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SUCH INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATION OF SUCH OMITTED INFORMATION HAS BEEN INDICATED WITH ASTERISKS (*****).

ANCILLARY DEVELOPMENT & LICENSING AGREEMENT

By and Between

NOVARTIS PHARMA AG

AND

TANOX, INC.

Dated as of February 25, 2004

i

7.5	Anti-IgE Product Marketing and Distribution in East Asia and the Rest of World	19
7.6	Booking of Sales in East Asia and the Rest of World	20
7.7	Sales Force in East Asia and the Rest of World	20
7.8	Anti-IgE Product Samples in East Asia and the Rest of World	20
7.9	Pricing and Pricing Approvals in East Asia and the Rest of World	20
7.10	Customer Service	20

ARTICLE 8 MANUFACTURING		20

8.1	Products Manufactured Under the TCA	20
8.2	Products Not Manufactured Under the TCA	21
8.3	Supply Price	22

ARTICLE 9 PAYMENTS		23

9.1	Sales of Anti-IgE Products in East Asia	23
9.2	Sales of Anti-IgE Products in the Rest of World	23
9.3	Milestone Payments	24
9.4	Credits for Milestone Payments and Legal Fees	24
9.5	No Other Payments	25
9.6	Reports	25
9.7	Books	25
9.8	Timing and Method of Payment; Currency	25
9.9	Reconciliation	25
9.10	Audit Rights	26
9.11	Invoices and Documentation	27
9.12	Taxes	27
9.13	Interest	27

ARTICLE 10 DISPUTE RESOLUTION		27

10.1	Resolution of Disputes	27
10.2	Arbitration	28
10.3	*****	28

ARTICLE 11 INTELLECTUAL PROPERTY		28

11.1	Trademarks	28
11.2	Ownership of Intellectual Property	28
11.3	Infringement of Intellectual Property	28
11.4	Third Party Rights	29
11.5	Infringement of Third Party Patents	30
11.6	No Implied License	30

ARTICLE 12 REPRESENTATIONS AND WARRANTIES		30

12.1	Disclaimer	30

ARTICLE 13 CONFIDENTIALITY		31

13.1	Company Information	31
13.2	Academic and Scientific Publications	31

ii

ARTICLE 14 LIMITATIONS ON LIABILITY		31

ARTICLE 15 FORCE MAJEURE		31

ARTICLE 16 TERM AND TERMINATION		32

16.1	Term	32
16.2	Termination Rights	32
16.3	Required Termination of this Agreement	33
16.4	No Termination for Breach	33
16.5	Termination at Will	33
16.6	Effect of Termination; Survival	34

ARTICLE 17 INDEMNIFICATION AND INSURANCE		35

17.1	Indemnities Generally	35
17.2	Product Liability and Infringement Indemnity for ROW	35
17.3	Litigation Costs and Damages	35
17.4	Indemnification Procedure	36
17.5	Insurance	36

ARTICLE 18 MISCELLANEOUS		36

18.1	Governing Law; Submission to Jurisdiction	36
18.2	Notices	36
18.3	No Third Party Beneficiary	37
18.4	Integration and Conflict	37
18.5	Amendments	38
18.6	No Assignment and Binding Effect	38
18.7	Headings	38
18.8	Schedules Incorporated	38
18.9	Severability	38
18.10	No Waiver	38
18.11	Counterparts	38
18.12	Bankruptcy Acknowledgment	39
18.13	Publicity	39
18.14	No Partnership or Agency	40
18.15	Further Assurances	40

Schedule A – EA/ROW Financial Appendix

iii

ANCILLARY DEVELOPMENT & LICENSING AGREEMENT

THIS ANCILLARY DEVELOPMENT & LICENSING AGREEMENT (together with Schedule A hereto, the “Agreement”) is dated as of February 25, 2004 (the “Effective Date”), by and among Novartis Pharma AG, a company organized and existing under the laws of Switzerland (“Novartis”) and Tanox, Inc. (formerly known as Tanox Biosystems, Inc.), originally a Texas corporation and reincorporated as a Delaware corporation (“Tanox”). (Each of Novartis and Tanox is referred to herein individually as a “Party” and all are referred to collectively herein as the “Parties.”)

W I T N E S S E T H:

WHEREAS, Tanox and Ciba-Geigy Limited (“Ciba-Geigy”) entered into a certain Development and Licensing Agreement dated as of May 11, 1990 (the “Original D&L Agreement”), providing for cooperation in the research, development and commercialization of anti-IgE antibody-based treatments in humans for IgE-mediated diseases; and

WHEREAS, Genentech Inc., a Delaware corporation (“Genentech”), Genentech International Limited, Tanox, and Ciba-Geigy entered into a certain Outline of Terms for Settlement of the Litigations among Genentech, Genentech International Limited, Tanox and Ciba-Geigy, dated as of July 8, 1996, relating to anti-IgE inhibiting antibodies (the “Outline of Terms”), which contemplates that the Parties will negotiate and enter into (a) detailed agreement(s) implementing and completing the terms contained in the Outline of Terms; and

WHEREAS, Tanox and Ciba-Geigy entered into a certain Supplemental Agreement dated as of July 8, 1996, which modified and amended the Original D&L Agreement (the “Supplemental Agreement”); and

WHEREAS, subsequent to the execution of the Original D&L Agreement, the Outline of Terms and the Supplemental Agreement, Ciba-Geigy has been succeeded by Novartis with respect to the research, development, manufacture and commercialization of pharmaceutical specialty products and with respect to all the rights and obligations relevant to Ciba-Geigy under the Original D&L Agreement, the Outline of Terms and the Supplemental Agreement, as a result of its merger with Sandoz Ltd.; and

WHEREAS, certain disputes have arisen between Novartis, Genentech and Tanox concerning their respective rights regarding anti-IgE inhibiting monoclonal antibodies and certain lawsuits and arbitration proceedings have been initiated by the Parties to resolve certain of those disputes; and

WHEREAS, Novartis, Genentech and Tanox intend to enter into a Tripartite Cooperation Agreement (the “TCA”) for the purpose of resolving those disputes, terminating such lawsuits and arbitration proceedings, implementing certain aspects of the Outline of Terms and cooperating with each other with respect to the development and commercialization of Anti-IgE Antibodies and Anti-IgE Products (each as defined in the TCA) throughout the world on the terms and subject to the conditions set forth in such Tripartite Cooperation Agreement; and

WHEREAS, the Parties intend this Agreement, together with Schedule A hereto, to represent: (a) all aspects of the Original D&L Agreement related to Anti-IgE Antibodies and Anti-IgE Products in East Asia and the Rest of World (each as defined in the TCA); (b) Sections 1 and 2 of the Supplemental Agreement; and (c) all bipartite aspects (as between Novartis and Tanox) of the Detailed Agreement envisaged by the Outline of Terms relating to the development and commercialization of Anti-IgE Antibodies and Anti-IgE Products in East Asia and the Rest of World; and

WHEREAS, the Parties enter into this Agreement for the purpose of cooperating with respect to the development and commercialization of Anti-IgE Antibodies and Anti-IgE Products in East Asia and the Rest of World on the terms and conditions set forth herein; and

WHEREAS, in connection with entering into this Agreement, Tanox and Novartis shall, on the date hereof, amend and restate the Original D&L Agreement (such amended and restated D&L Agreement being the “Amended and Restated D&L Agreement”) such that, with effect from the date hereof, the Amended and Restated D&L Agreement applies only to Potential Products (as defined in the Amended and Restated D&L Agreement) other than Anti-IgE Antibodies and Anti-IgE Products (each as defined in the TCA) and such that the Amended and Restated D&L Agreement represents: (a) all aspects of the Original D&L Agreement related to such Potential Products; and (b) Section 3 of the Supplemental Agreement.

NOW, THEREFORE, in consideration of the following mutual promises and obligations, and for other good and valuable consideration the adequacy and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Unless otherwise expressly defined in this Agreement, capitalized terms used in this Agreement shall have the meanings set forth in the Tripartite Cooperation Agreement:

“Allocable Manufacturing Overhead” shall have the meaning set forth in the EA/ROW Financial Appendix.

“Breaching Party” shall have the meaning set forth in Section 16.4 herein.

“Cost of Goods” shall have the meaning set forth within the “Fully Burdened Manufacturing Cost” definition in the EA/ROW Financial Appendix.

“Cost of Sales” shall have the meaning set forth in the EA/ROW Financial Appendix.

“Develop” shall mean to develop, to use for development purposes, or to conduct Clinical Trials, in each case in support of any Approval Application, including without limitation, any post-marketing clinical trial or Phase IV clinical trial intended to support expanded labeling or to satisfy requirements of a Public Authority in connection with any Approval or Pricing Approval, or to the extent permitted under this Agreement or any Ancillary Agreement, have any of those things done, and “Development” and “Developing” shall have a corresponding meaning. Notwithstanding the foregoing, unless otherwise expressly indicated, the term “Develop” shall exclude manufacturing development except with respect to the definition of “Development Costs,” the activities contemplated by the “EA Development Plan” and for purposes of operation of the TanNov Committees with respect to any EA Development Plan (except as otherwise expressly set forth in Article 4).

“Development Costs” shall have the meaning set forth in the EA/ROW Financial Appendix.

“Distribution/Warehousing Costs” shall have the meaning set forth in the EA/ROW Financial Appendix.

“Dispute” shall mean any dispute, controversy or claim arising on or after the Effective Date out of or in connection with this Agreement or the Parties’ activities hereunder.

“EA Commercialization Plan” shall have the meaning set forth in Section 4.4(a)(ii) herein.

“EA Development Plan” shall have the meaning set forth in Section 4.4(a)(i) herein.

“EA Manufacturing and Supply Plan” shall have the meaning set forth in Section 4.4(a)(iii) herein.

“EA Finance Sub-Committee” or “EA FSC” shall have the meaning set forth in Section 4.6(b) herein.

“EA Plans” shall mean such plans and budgets as may be developed and approved by the TanNov Committees hereunder in accordance with Article 4 with respect to East Asia, including, without limitation, the EA Development Plan and the EA Commercialization Plan.

“EA/ROW Financial Appendix” shall mean the EA/ROW Financial Appendix attached as Schedule A hereto.

“Effective Date” shall have the meaning set forth in the introductory paragraph of this Agreement.

“Excluded Costs” shall have the meaning set forth in the EA/ROW Financial Appendix.

“Force Majeure Events” shall have the meaning set forth in Article 15 herein.

“Fully Burdened Manufacturing Cost” or “FBMC” shall have the meaning set forth in the EA/ROW Financial Appendix.

“General and Administrative Costs (East Asia)” shall have the meaning set forth in the EA/ROW Financial Appendix.

“Gross Profit (East Asia)” shall have the meaning set forth in the EA/ROW Financial Appendix.

“Gross Sales (East Asia)” and “Gross Sales (ROW)” shall have the meanings given thereto respectively as set forth in the EA/ROW Financial Appendix.

“Marketing Costs” shall have the meaning set forth in the EA/ROW Financial Appendix.

“Net Profits (East Asia)” or “Net Losses (East Asia)” shall have the meanings given thereto respectively as set forth in the EA/ROW Financial Appendix.

“Net Sales”, “Net Sales (East Asia)” and “Net Sales (ROW)” shall have the meanings given thereto respectively as set forth in the EA/ROW Financial Appendix.

“Non-JCA Anti-IgE Products” shall have the meaning set forth in Section 8.2.

“Other Operating Income/Expense” shall have the meaning set forth in the EA/ROW Financial Appendix.

“Outline of Terms” shall have the meaning set forth in the recitals to this Agreement.

“Product Trade Dress” shall mean the product trade dress and the distinctive appearance of primary and secondary packaging of each Anti-IgE Product in Finished Product form, including samples, selected pursuant to this Agreement and JCA (if applicable), including the proprietary Anti-IgE Trademarks used in EA and the ROW in connection with any Anti-IgE Product.

“Required Third Party Rights” shall mean such Third Party intellectual property rights as are necessary for, or material to, the Development, Manufacture or Commercialization of any Anti-IgE Antibody or Anti-IgE Product pursuant to this Agreement.

“Rest of World” and “ROW” shall mean any countries or territories other than the United States, Europe and East Asia.

“Royalty Period” shall mean, on an Anti-IgE Product-by-Anti-IgE Product and country-by-country basis, the period commencing on the first sale to a Third Party of each Anti-IgE Product in such country, and ending on the later of: (a) expiration of all Valid Claims of each of the Tanox Anti-IgE Patents which would be infringed by the Manufacture, Development or Commercialization of such Anti-IgE Product in such country; and (b) the date which is ***** from Commercial Launch of such Anti-IgE Product in such country.

“Sales Costs (East Asia)” shall have the meaning set forth in the EA/ROW Financial Appendix.

“Sales Returns and Allowances (East Asia)” and “Sales Returns and Allowances (ROW)” shall have the meanings given thereto respectively as set forth in the EA/ROW Financial Appendix.

“Senior Officer” shall mean the Chief Executive Officers of each of the Parties, or their respective designees in each case.

“TanNov Committee” means any committee, sub-committee or team contemplated by Article 4 of this Agreement.

“TanNov Joint Commercialization Committee” or “TanNov JCC” shall mean the Joint Commercialization Committee as described in Section 4.4 herein.

“TanNov Joint Management Committee” or “TanNov JMC” shall mean the Joint Management Committee as described in Section 4.3 herein.

“TanNov JCC Chairperson” shall have the meaning set forth in Section 4.4(d) herein.

“TanNov JMC Chairperson” shall have the meaning set forth in Section 4.3(c) herein.

“Tanox Profit Share” shall have the meaning set forth in the EA/ROW Financial Appendix.

“Term” shall mean the period beginning on the Effective Date and ending on the expiration of this Agreement as described in Section 16.1 herein or, if earlier, termination of this Agreement as set forth in Article 16.

“Third Party” shall mean any Person other than Novartis, Tanox or their respective Affiliates.

ARTICLE 2

PURPOSE AND EFFECT OF THIS AGREEMENT

2.1 Outline of Terms and Original D&L Agreement. This Agreement, including Schedule A hereto, is intended by the Parties to represent (a) all aspects of the Original D&L Agreement related to Anti-IgE Antibodies and Anti-IgE Products in East Asia and the Rest of World; (b) Sections 1 and 2 of the Supplemental Agreement; and (c) all bipartite aspects (as between Novartis and Tanox) of the “Detailed Agreement” as described in Section 2.1 of the TCA envisaged by the Outline of Terms relating to the development and commercialization of Anti-IgE Antibodies and Anti-IgE Products in East Asia and the Rest of World. Concurrent with the execution of this Agreement, the Parties are entering into: (i) the Tripartite Cooperation Agreement, together with Genentech, which, together with the Ancillary Agreements, is intended to represent all aspects of the Detailed Agreement and to implement and complete such provisions of the Outline of Terms and to supercede the Outline of Terms; and (ii) the Amended and Restated D&L Agreement, which is intended to represent all aspects of the Original D&L Agreement relating to Potential Products (as defined therein) other than Anti-IgE Antibodies and Anti-IgE Products and Section 3 of the Supplemental Agreement. The Amended and Restated D&L Agreement and this Agreement are together intended to supercede the Original D&L Agreement and the Supplemental Agreement in their entireties.

2.2 Other Agreements. This Agreement, including Schedule A hereto, is intended by the Parties to complement the Tripartite Cooperation Agreement, the Amended and Restated D&L Agreement and the JCA (which agreements, as amended and restated, remain in full force and effect). In the event of any inconsistency between the terms of this Agreement and the Tripartite Cooperation Agreement, the terms of the TCA shall prevail. In the event of any inconsistency between the terms of this Agreement and the Amended and Restated D&L Agreement, the terms of this Agreement shall prevail with respect to the development and commercialization (as such terms are generally construed rather than as strictly defined hereunder) of Anti-IgE Antibodies and Anti-IgE Products in East Asia and the Rest of World.

2.3 Costs. Each Party hereto shall bear all costs and expenditures incurred by it in connection with drafting and negotiation of this Agreement and any Ancillary Agreement or Related Agreement, including, without limitation, attorney’s fees.

ARTICLE 3

COOPERATION

3.1 Cooperation in EA Generally. Subject to the express rights and obligations of each of the Parties in this Agreement, each of Novartis and Tanox (including, without limitation, through their respective members on the TanNov Committees) shall, and shall use commercially reasonable efforts to cause its relevant

Affiliates performing obligations hereunder to, cooperate in good faith in Developing and Commercializing Anti-IgE Antibodies and Anti-IgE Products in East Asia in accordance with, and to the extent such Development and Commercialization complies with, the terms and conditions of this Agreement.

3.2 Commercially Reasonable Efforts. Subject to the express rights and obligations of each of the Parties in this Agreement, each of Novartis and Tanox (including, without limitation, through their respective members on Committees) shall, and shall use commercially reasonable efforts to cause its relevant Affiliates performing obligations hereunder to, use Commercially Reasonable Efforts to Develop, Manufacture (if applicable) and Commercialize Anti-IgE Products in East Asia and the Rest of World in accordance with this Agreement; provided, however, that:

(a) no Party shall be held in breach of its obligation to use Commercially Reasonable Efforts to the extent that such Party is constrained from exercising such Commercially Reasonable Efforts because of the exercise by another Party of its voting rights pursuant to Article 4 or of any other rights pursuant to this Agreement;

(b) *****;

(c) *****;

(d) *****

(d) *****.

3.3 ***** . *****.

3.4 Scope of Cooperation. This Agreement and the Parties’ cooperation hereunder shall apply only to Anti-IgE Antibodies and Anti-IgE Products, and shall not extend to any other compounds, molecules or products.

3.5 Compliance With Legal Requirements. The Parties, and their respective Affiliates, shall perform their obligations under this Agreement, including any Development or Commercialization of Anti-IgE Antibodies or Anti-IgE Products hereunder, in compliance with applicable Legal Requirements. No Party or any of its Affiliates shall, or shall be required to, undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith and on the advice of counsel, may violate, any applicable Legal Requirements. *****

3.6 Information Sharing. The provisions of Section 4.4 of the TCA shall apply to this Agreement as if set out in full in this Agreement.

ARTICLE 4

GOVERNANCE

4.1 Governance For East Asia Generally. Subject to the express provisions of this Agreement, the Parties’ Manufacture, Development and Commercialization of Anti-IgE Antibodies and Anti-IgE Products in East Asia, and their cooperation hereunder with respect thereto, will be subject to the governance, approval, direction, facilitation and oversight of the TanNov Committees described in Sections 4.3-4.8 (inclusive) below. Without limiting the foregoing, the Parties acknowledge and agree that all decisions with respect to the selection of Anti-IgE Antibodies and Anti-IgE Products for Development and Commercialization in East Asia, and the selection of indications for which particular Anti-IgE Antibodies and Anti-IgE Products shall be Developed and Commercialized in East Asia, shall be made through the TanNov Committees described below.

4.2 Governance For Rest of World. The Development and Commercialization of Anti-IgE Antibodies and Anti-IgE Products in the Rest of World will be conducted by Novartis (and its relevant Affiliates) in its (or their) sole discretion subject to Novartis’ obligations to use Commercially Reasonable Efforts under this Agreement with respect thereto. Tanox acknowledges and agrees that it shall have no right to participate in decisions relating to the Development or Commercialization of Anti-IgE Antibodies or Anti-IgE Products in the Rest of World; provided, however, that *****:

(a) *****

(b) *****

Novartis shall provide to Tanox, through its members of the TanNov JCC, information as to: (i) the nature of any ongoing or planned Clinical Trials for Anti-IgE Antibodies or Anti-IgE Products in the Rest of World, and the results thereof; (ii) the anticipated Launch dates for Anti-IgE Products in countries in the Rest of World; and (iii) its sales expectations and sales results for the Rest of World.

4.3 The TanNov Joint Management Committee.

(a) Functions of the TanNov JMC. Overall governance of the Parties’ cooperation hereunder with respect to East Asia and the Parties’ Development and Commercialization of Anti-IgE Antibodies and Anti-IgE Products in East Asia will be approved, directed and facilitated by the TanNov JMC, which shall be established by the Parties to supervise the performance of the Parties hereunder with respect to those matters. The specific functions of the TanNov JMC within the foregoing scope shall be determined by the TanNov JMC subject to the terms and conditions of this Agreement, but in any event shall include the following:

(i) review and approval of the EA Commercialization Plan and the EA Development Plan, each of which shall be recommended by the TanNov JCC under Section 4.4(a) below and subject to TanNov JMC approval hereunder;

(ii) review and approval of any Non-JCA Anti-IgE Products or with respect to formulations specific to EA of Anti-IgE Products which are also Developed or Commercialized in Europe or the US, which EA Manufacturing and Supply Plan shall be recommended by the TanNov JCC under Section 4.4(a) below and subject to TanNov JMC approval hereunder;

(iii) coordination of the Parties’ various functional representatives in developing and executing EA Plans for Anti-IgE Products in East Asia in an effort to ensure consistency and efficiency;

(iv) resolving disputes among members of the TanNov JCC and identifying unresolved disputes between members of the TanNov JMC to the Senior Officers of each of Novartis and Tanox, if applicable, for resolution in accordance with Article 10 of this Agreement;

(v) planning and coordinating cooperative efforts between the Parties and each of the TanNov Committees for East Asia; and

(vi) approving strategies for internal and external communications by the Parties with respect to the Anti-IgE Products in East Asia.

No EA Plan shall be acted upon until it is approved by the TanNov JMC.

In addition, the TanNov JMC shall have the Dispute resolution functions described in Section 10.1 with respect to the ROW.

(b) Composition of the TanNov JMC. The TanNov JMC shall have members appointed by each Party, all of which shall be senior executives of the Parties (or of a Party’s Affiliate) with an understanding of development, clinical, regulatory, manufacturing and marketing issues. As of the Effective Date, the TanNov JMC shall be comprised of up to ***** members, with each Party being entitled to appoint up to ***** members to the TanNov JMC and with each Party having identified to the other in writing its initial members of the TanNov JMC. Each Party shall notify the other Party of any change in the identities of its appointed members prior to making any such change. The total number of TanNov JMC members may be changed by unanimous vote of the TanNov JMC with the proviso that in all cases each Party shall have the right to appoint an equal number of members. Each Party will use commercially reasonable efforts to limit changes in the identities of its representatives. A TanNov JMC member may not, concurrently with TanNov JMC membership, be a member of the TanNov JCC or any subcommittee of the TanNov JCC (although a TanNov JMC member may participate in a non-voting capacity at any meetings of TanNov JCC or any subcommittee of the TanNov JCC provided that notice of such attendance has been provided in advance).

(c) Chairperson of the TanNov JMC. The TanNov JMC shall be chaired by a TanNov JMC Chairperson selected by Novartis from the TanNov JMC members appointed by Novartis. The responsibilities of the TanNov JMC Chairperson shall be determined by the TanNov JMC but shall in any event include the following: (i) setting meeting agendas; (ii) calling emergency meetings of the TanNov JMC; (iii) coordinating presentation of TanNov JMC disputes that have been unresolved for ***** to the Parties’ respective Senior Officers pursuant to Article 10 of this Agreement; and (iv) recording, preparing and, within a reasonable time, issuing minutes of the TanNov JMC meetings, which meeting minutes shall be submitted for approval of the members of the TanNov JMC. The TanNov JMC Chairperson’s responsibilities and authority shall be limited to administrative matters and shall not include any right or responsibility to make decisions for, or otherwise act on behalf of, the TanNov JMC itself.

(d) Meetings of the TanNov JMC. The TanNov JMC shall meet as often as the TanNov JMC determines to be necessary to ensure the effective implementation of this Agreement and the Parties’ cooperation hereunder, but in no event less than twice per calendar year, on such dates and at such places to be unanimously agreed upon by the members of the TanNov JMC. Meetings of the TanNov JMC may be held in person or in any reasonable manner including without limitation, by telephone or video conference. Each Party shall bear its own costs of participating in TanNov JMC meetings and such costs will not be reimbursable as part of costs and expenses to be shared hereunder. Decisions of the TanNov JMC shall be made*****. It is contemplated that a reasonable number of additional representatives of the Parties may attend and participate in a non-voting capacity in the TanNov JMC meetings where such additional representatives are reasonably required to address specific issues to be discussed at such meeting of the TanNov JMC. The procedures which will govern the operation of the TanNov JMC and its decision making process and the specific criteria to be used to resolve disputes as contemplated herein will be determined *****.

4.4 The TanNov Joint Commercialization Committee.

(a) Functions of the TanNov JCC; Preparation of EA Plans. The TanNov JCC shall be established by the Parties for the purpose of reviewing, and recommending for approval by the TanNov JMC (as provided in Section 4.3(a)(i) above), an EA Commercialization Plan and an EA Development Plan (and, if applicable, an EA Manufacturing and Supply Plan, as contemplated in Section 4.3(a)(ii) above), and overseeing the execution of those EA Plans approved by the TanNov JMC.

(i) The EA Development Plan, shall be prepared by Tanox, subject to review by, and revision at the direction of, the TanNov JCC, and shall be subject to the approval of the TanNov JMC. The EA Development Plan shall comprise: (A) a detailed EA Plan (including without limitation, a detailed budget setting forth the total expenditures expected to be incurred during each quarter of the upcoming year) for the Development (including manufacturing development) of Anti-IgE Products in each applicable Regulatory Jurisdiction for East Asia, and (B) a detailed EA Plan (including without limitation, a detailed budget setting forth the total expenditures expected to be incurred during each quarter of the upcoming year) for regulatory affairs, including without limitation, determination of Approval Application filings of Anti-IgE Products in each applicable Regulatory Jurisdiction for East Asia.

(ii) The EA Commercialization Plan shall be prepared by Novartis, subject to review by, and revision at the direction of, the TanNov JCC, and shall be subject to the approval of the TanNov JMC. The EA Commercialization Plan shall comprise a detailed EA Plan (including without limitation, a detailed budget setting forth the total expenditures expected to be incurred during each quarter of the upcoming year) for the Commercialization of Anti-IgE Products in each applicable Regulatory Jurisdiction for East Asia.

(iii) The EA Manufacturing and Supply Plan shall be prepared by the Party nominated by the TanNov JMC, subject to review by, and revision at the direction of, the TanNov JCC, and shall be subject to the approval of the TanNov JMC. Notwithstanding any other provision of this Agreement, such EA Manufacturing and Supply Plan shall be consistent with the corresponding

Manufacturing and Supply Plan approved by the applicable Committees pursuant to the TCA. The EA Manufacturing and Supply Plan shall comprise a detailed EA Plan (including without limitation, a detailed budget setting forth the total expenditures expected to be incurred during each quarter of the upcoming year) for the Manufacture (excluding manufacturing development, which for the avoidance of doubt shall be included in the EA Development Plan) and supply of Non-JCA Anti-IgE Products and/or formulations specific to EA of Anti-IgE Products which are also Developed or Commercialized in Europe or the US.

(b) Other Functions of the TanNov JCC. In addition to the duties set forth in Section 4.4(a) above, the TanNov JCC’s responsibilities will include:

(i) monitoring compliance with all EA Plans (including but not limited to the EA Development Plan and EA Commercialization Plan);

(ii) reviewing and approving all protocols, including concept sheets and protocol summaries, for studies in East Asia involving any Anti-IgE Product; provided, however, that such protocols are consistent with the EA Development Plan;

(iii) overseeing, reviewing and approving studies for Anti-IgE Products for East Asia in accordance with the EA Development Plan, including protocols, specifications, timelines and priorities;

(iv) overseeing, monitoring and coordinating all Approval Applications; regulatory actions, communications and filings with, and submissions to, including filings and submission of supplements and amendments thereto, Public Authorities in East Asia with respect to the Anti-IgE Products;

(v) facilitating the exchange of all regulatory information and data necessary or useful to be exchanged hereunder for purposes of the conduct of clinical studies, preparation or filing of Approval Applications or other regulatory submissions, to meet safety reporting requirements, or otherwise in East Asia;

(vi) reviewing and overseeing the implementation of positioning and market strategies for East Asia, so long as the foregoing are consistent with the EA Commercialization Plan and the EA Development Plan, including without limitation, making decisions to seek or include any new indication for an Anti-IgE Product in East Asia;

(vii) developing strategies with respect to, and planning and coordinating, external communications by the Parties with respect to Commercialization and Development of Anti-IgE Products in East Asia; and

(viii) approving actual calendar year spending by any Party that exceeds the total calendar year approved budget for that Party in any EA Plan (including all approved budget modifications) by ***** as shareable costs under the collaboration (with such amounts to be approved or disapproved as shareable costs by the unanimous approval of Tanox and Novartis).

(c) Composition of the TanNov JCC. The TanNov JCC shall have members appointed by each of the Parties, provided that each of the Parties must select as one (1) of its appointments to the TanNov JCC each of the following: (i) its Alliance Manager for the TCA; (ii) a representative of such Party with expertise in development and regulatory matters; and (iii) a representative of such Party with expertise in commercialization matters. As of the Effective Date, the TanNov JCC shall be comprised of up to ***** members, with each Party being entitled to appoint up to ***** members and with each Party having identified to the other in writing its initial members of the TanNov JCC. Each Party shall notify the other Parties of any change in the identities of its appointed members prior to making any such change. The total number of TanNov JCC members may be changed by the TanNov JMC with the proviso that in all cases each Party shall be entitled to appoint an equal number of members from each Party. Each Party will use commercially reasonable efforts to limit changes in the identities of its representatives. A TanNov JCC member may not, concurrently with TanNov JCC membership, be a member of the TanNov JMC.

(d) Chairperson of the TanNov JCC. The TanNov JCC shall be chaired for one (1) year terms, commencing April 1st of each year, by a TanNov JCC Chairperson selected from one of the Alliance Managers appointed by either Tanox or Novartis. Such TanNov JCC Chairperson shall be selected for each successive year by either Tanox or Novartis so that each of them will have the right to select the TanNov JCC Chairperson in alternate years. The responsibilities of the TanNov JCC Chairperson shall be determined by the TanNov JCC but shall in any event include the following: (i) setting meeting agendas; (ii) calling emergency meetings of the TanNov JCC; (iii) coordinating presentation of disputes between members of the TanNov JCC that have been unresolved for ***** to the TanNov JMC pursuant to Section 4.4(e) below; and (iv) recording, preparing and, within a reasonable time, issuing minutes of the TanNov JCC meetings, which meeting minutes shall be submitted for approval by the members of the TanNov JCC. The TanNov JCC Chairperson’s responsibilities and authority shall be limited to administrative matters and shall not include any right or responsibility to make decisions for, or otherwise act on behalf of, the TanNov JCC itself.

(e) Meetings. The TanNov JCC shall meet as often as the TanNov JCC determines to be necessary to meet its objectives under this Agreement or as directed by the TanNov JMC but in no event less than twice every calendar year, or more often as needed, on such dates and at such places as are agreed upon between Tanox and Novartis. Meetings of the TanNov JCC may be held in person or in any reasonable manner, including, without limitation, by telephone or video conference. Each Party shall bear its own costs of participating in TanNov JCC meetings and such costs will not be reimbursable as part of costs and expenses to be shared hereunder. Decisions of the TanNov JCC shall be made *****.

4.5 Alliance Management Representatives. Each Alliance Manager shall be primarily responsible for facilitating the flow of information and otherwise promoting communications and collaboration within and among the TanNov Committees, between the Parties and internally within the Parties. Each Alliance Manager will also be responsible for:

(a) facilitating coordination among the various functional representatives of their appointing Party;

(b) providing single-point communication for seeking consensus both internally within the respective Party’s organization and together regarding key strategy and EA Plan issues, as appropriate, including facilitating review of external corporate communications in accordance with Section 18.13 of this Agreement and Section 15.2 of the TCA; and

(c) raising and facilitating the resolution of cross-country, cross-Party and/or cross-functional disputes to the appropriate Committee or forum (including, but not limited to the TanNov JMC or TanNov JCC, as appropriate), in a timely manner.

4.6 TanNov JCC Sub-Committees.

(a) The TanNov JCC may from time to time establish such sub-committees as it considers appropriate to facilitate its responsibilities with respect to the Parties’ cooperation under this Agreement in so far as it applies with respect to the Parties’ Development and Commercialization of Anti-IgE Antibodies and Anti-IgE Products in East Asia; provided, however, that the EA FSC described in paragraph (b) below shall in any event be maintained at all times during the Term of this Agreement. Unless otherwise agreed between the Parties, the number of members of such sub-committees or any others appropriately created by the TanNov JCC shall rest in the TanNov JCC’s discretion; provided, however, that each Party shall have the right to appoint an equal number of representatives to each such sub-committee. The sub-committees of the TanNov JCC shall meet as frequently as they determine to be necessary to accomplish their objectives, or as required by the TanNov JCC. Decisions of sub-committees of the TanNov JCC shall be made *****. Unless otherwise provided herein, the procedures and operation of all TanNov JCC sub-committees shall be determined by such sub-committees.

(b) An EA Finance Sub-Committee (the “EA FSC”) shall be established as an informal sub-committee of the TanNov JCC and tasked with supporting the TanNov JCC, the TanNov JMC and the Parties with respect to accounting and financial determinations relating to cost and profit sharing hereunder and other financial matters, all in accordance with the EA/ROW Financial Appendix and the terms of this Agreement. The EA FSC shall have at least ***** members, and each Party shall appoint an equal number of members to the EA FSC. The members of the EA FSC shall be responsible for administering operations under the EA/ROW Financial Appendix in accordance with the provisions thereof and the terms of this Agreement including, without limitation, advising the TanNov JCC and the TanNov JMC with respect to the following matters: (i) actual financial results; (ii) forecasts; (iii) budgets and long range plans; (iv) inventory levels; (v) Net Profits (East Asia) and Net Losses (East Asia) and the calculation thereof; and (vi) other financial matters arising under the EA/ROW Financial Appendix or otherwise relating to the Parties’ cooperation in East Asia hereunder, including, without limitation, each Party’s methodologies for charging costs for determination of actual financial results, forecasts, budgets and long range plans and the results of applying such methodologies. The EA FSC shall (I) coordinate the presentation to the TanNov JCC of disputes to be resolved in accordance herewith arising between the Parties under the EA/ROW Financial Appendix for resolution in accordance with this Agreement; and (II) develop and analyze proposals for reasonably amending and revising the provisions of the EA/ROW Financial Appendix and this Agreement relating to accounting and reporting matters so as to permit the Parties (and their relevant Affiliates) to obtain proper and advantageous tax and accounting treatment, subject to all applicable Legal Requirements, and each Party agrees to reasonably cooperate in such reasonable revisions and amendments to the extent such revisions and amendments do not prejudice or negatively affect such Party (or its relevant Affiliates) financially or otherwise with respect to the terms of the EA/ROW Financial Appendix in effect on the Effective Date. For the avoidance of doubt, all revisions and modifications to the EA/ROW Financial Appendix require the written consent of both Parties. Notwithstanding the foregoing, no determination of the FSC shall limit a Party’s rights to audit the books and records of the other Party under Section 9.10 and no approval of any financial reports by the FSC shall limit the determination of any such audit.

4.7 Disclosure of Information. The TanNov Committees shall provide the Parties (through their member(s) of the applicable Committee) with copies of all information, documents, presentations and reports submitted to or issued by such TanNov Committee. Without limiting the generality of the foregoing, each Party shall provide to the other Party (to the extent not already received by such other Party through their member(s) of the applicable Committee) any information, documents, presentations or reports submitted by the Party to, or received by the Party from, such TanNov Committee. In no event shall a Party be required to provide copies of privileged or attorney-work-product information, documents, presentations or reports that are not actually submitted to or issued by a TanNov Committee. The provisions of this Section 4.7 shall be subject to Section 5.10(b) of the TCA as if such section were reproduced hereunder.

4.8 Certain Limitations on TanNov Committees. For the avoidance of doubt, approval from the TanNov JMC or any other TanNov Committee is not required before any Party can avail itself of the Dispute resolution procedures hereunder with respect to any Dispute or otherwise seek redress or resolution of a given Dispute in accordance with Article 10 of this Agreement. Notwithstanding any of the foregoing to the contrary, no TanNov Committee shall have the authority or ability to amend the express provisions of this Agreement.

ARTICLE 5

DEVELOPMENT

5.1 Development of Anti-IgE Products Generally. The Parties acknowledge and agree that any or all Anti-IgE Antibodies and Anti-IgE Products are available for Development, and may be Developed, in East Asia and the Rest of World solely pursuant to this Agreement. As set forth in Article 4, all decisions with respect to the selection of Anti-IgE Antibodies and Anti-IgE Products for Development and Commercialization in East Asia, and the selection of indications for which particular Anti-IgE Antibodies and Anti-IgE Products shall be Developed and Commercialized in East Asia, shall be made through the TanNov Committees described in this Agreement. Tanox acknowledges and agrees that all decisions with respect to the selection of Anti-IgE Antibodies and Anti-IgE Products for Development and Commercialization in the

Rest of World, and the selection of indications for which particular Anti-IgE Antibodies and Anti-IgE Products shall be Developed and Commercialized in the Rest of World, shall be made by Novartis in its sole discretion; provided, however, that, as set forth in Section 4.2 above, Novartis shall consult with Tanox, through the applicable TanNov Committee, regarding its plans for, and activities with respect to, the Development of Anti-IgE Antibodies and Anti-IgE Products in the ROW.

5.2 Development in East Asia.

(a) Tanox shall have the primary responsibility for planning and conducting such Development activities for East Asia relating to Anti-IgE Antibodies or Anti-IgE Products as are agreed by the TanNov JMC, at the direction of and under the oversight of the TanNov JMC and in accordance with applicable EA Plans. Novartis shall assist and conduct such additional Development activities for East Asia relating to Anti-IgE Antibodies or Anti-IgE Products as are agreed by the TanNov JMC, at the direction of and under the oversight of the TanNov JMC and in accordance with applicable EA Plans. Subject to the foregoing, each Party’s responsibilities with respect to such Development in East Asia, and EA Plans relating thereto, will be determined by the TanNov JMC. Development activities in East Asia shall be subject to review and approval by the TanNov JMC as set forth in Article 4 above, and protocols for Clinical Trials and other studies with respect to any Anti-IgE Antibody or Anti-IgE Product in East Asia shall be subject to review and approval by the TanNov JCC and TanNov JMC.

(b) Subject to the terms of this Agreement, Novartis, as official holder of the Approvals for Anti-IgE Products in East Asia, shall have primary responsibility for planning and conducting, with input from and in consultation with Tanox, all post-marketing clinical trials or Phase IV clinical trials intended to support expanded labeling or required to satisfy requirements imposed by a Public Authority in connection with any Approval of Anti-IgE Products in East Asia. The TanNov JCC shall decide, subject to TanNov JMC approval, which Party (or in the case of Novartis, its Affiliate designee) has primary responsibility for planning and conducting Phase IV clinical trials (other than any post-marketing clinical trial or Phase IV clinical trial intended to support expanded labeling or required to satisfy requirements imposed by a Public Authority in connection with any Approval). The TanNov JMC will determine which of Novartis (or its Affiliate designee) or Tanox shall have the primary responsibility for planning and conducting all other clinical trials of Anti-IgE Products in East Asia.

(c) *****

5.3 Development in ROW. Novartis shall be responsible for all Development activities relating to Anti-IgE Antibodies or Anti-IgE Products in the Rest of World, and such activities shall be conducted in Novartis’ sole discretion subject to its obligation to use Commercially Reasonable Efforts with respect thereto; provided, however, that Novartis shall consult with Tanox, through the applicable TanNov Committee, regarding its plans for, and activities with respect to, the Development of Anti-IgE Antibodies and Anti-IgE Products in the ROW. All Development Costs incurred by Novartis in Developing Anti-IgE Products for the Rest of World *****.

Tanox shall have no rights or obligations with respect to the Development of Anti-IgE Antibodies or Anti-IgE Products in ROW.

5.4 Information Sharing. Novartis agrees to exercise its rights under Section 6.2 of the JCA as reasonably appropriate to plan and implement Development activities hereunder in accordance with this Article 5.

ARTICLE 6

REGULATORY ACTIVITIES

6.1 Regulatory Development Activities in East Asia.

(a) Generally. Subject to the remainder of this Section 6.1, each Party’s responsibilities with respect to regulatory Development activities regarding Anti-IgE Products in East Asia, and EA Plans relating thereto, will be as determined by the TanNov JMC. Each Party agrees to use Commercially Reasonable Efforts to pursue such regulatory Development activities for obtaining Approval and Pricing Approval of any Anti-IgE Product(s) in East Asia and all such activities shall be conducted in accordance with applicable EA Plan(s) approved by the TanNov JMC.

(b) Approvals for Anti-IgE Products in East Asia. Novartis or one or more Novartis-designated Affiliates shall be solely responsible for and shall use Commercially Reasonable Efforts to apply for, obtain and maintain any Approvals and any other licenses, permits, approvals or registrations as may be required by any relevant Public Authority for Manufacturing or Commercializing Anti-IgE Products in East Asia. Unless otherwise required by Legal Requirements, Novartis, or its designee, will be exclusively responsible for complying with all regulatory requirements and maintaining all government agency contacts relating to Anti-IgE Products in East Asia. Such activities shall include maintaining and updating any Approvals, developing and submitting Approval Applications for new indications (if any, and after approval by the TanNov JCC and TanNov JMC), reporting of any adverse incidents or drug reactions to the Public Authority in any Regulatory Jurisdiction in East Asia and filing the appropriate Public Authority in a Regulatory Jurisdiction in East Asia of any Promotional Materials and other materials necessary to comply with Legal Requirements. Novartis, or its designee, will hold any Approvals (including any licenses or marketing approvals) for Anti-IgE Products. Tanox agrees that it shall use Commercially Reasonable Efforts to cooperate with Novartis, or its designee, to obtain and maintain the effectiveness of any Approvals for Anti-IgE Products in East Asia and any other Approvals obtained in East Asia in connection with the performance of this Agreement, including by providing materials, Company Information and necessary personnel in connection with regulatory approval functions. Novartis shall promptly notify Tanox or its designee of any meetings or communications between Novartis and any Public Authority of a Regulatory Jurisdiction in East Asia, and Tanox or its designee shall be entitled to attend such meetings and review and comment upon any such communications, including without limitation, draft documents, meeting materials, letters and submissions to such Public Authorities, provided, however that Novartis’ obligations in this respect shall only extend to material activities.

(c) Anti-IgE Product Recall in East Asia. Novartis shall observe at all times Legal Requirements in order to maintain an effective system for the recall from the market of any Anti-IgE Product in East Asia. Notwithstanding anything herein to the contrary, if Novartis deems it necessary to initiate a recall (as defined in Section 8.2(b) of the TCA) of an Anti-IgE Product in East Asia, it shall notify the TanNov JCC and Tanox using reasonable notice under the circumstances of such intended recall and allow an appropriate time, to the extent practicable and subject to the following sentence, for Tanox and Novartis to discuss and agree on such intended recall. In the event that agreement cannot be reached on initiating the recall within *****, the Parties shall immediately present the issue for determination by the Senior Officers; provided, however, that if either Party notifies the other Party that it reasonably believes that any such recall may involve a serious health risk, then the Parties will attempt to reach agreement on whether to initiate the recall within *****, failing which they shall immediately present the issue for determination by the Senior Officers. As the Party that is the Approval holder, Novartis shall be responsible for the recall of the Anti-IgE Product in East Asia, *****. Tanox shall not take any action contrary to the recall and shall reasonably cooperate such that it does not hinder the activities of Novartis in initiating the recall.

6.2 Regulatory Development Activities in the Rest of World.

(a) Approvals for Anti-IgE Products in the Rest of World. Novartis shall have the exclusive right to undertake regulatory Development activities required to obtain Approvals of Anti-IgE Products in the Rest of World and shall retain exclusive authority and responsibility for complying with all regulatory requirements relating to Anti-IgE Products in the Rest of World. Without limiting the foregoing, Novartis shall be responsible for, and shall use Commercially Reasonable Efforts in, obtaining, maintaining and updating all required Approvals for Anti-IgE Products in Rest of World, including, without limitation: (i) filing all Approval Applications and supporting documentation necessary for obtaining Approvals in the Rest of World; (ii) maintaining all contacts with Public Authorities responsible for granting such Approvals in the Rest of World; and (iii) reporting any adverse drug reactions to such Public Authorities in the Rest of World.

(b) Anti-IgE Product Recall in the Rest of World. Novartis shall observe at all times Legal Requirements in order to maintain an effective system for the recall from the market of any Anti-IgE Product in the Rest of World. Notwithstanding anything herein to the contrary, if Novartis deems it necessary to initiate a recall (as defined in Section 8.2(b) of the TCA) of an Anti-IgE Product in the Rest of World, it shall notify Tanox using reasonable notice under the circumstances of such intended recall and allow an appropriate time, to the extent practicable and subject to the following sentence, for Tanox and Novartis to discuss such intended recall. As the Party that is the Approval holder, Novartis shall be responsible for the recall of the Anti-IgE Product in the Rest of World. Tanox shall not take any action contrary to the recall and shall reasonably cooperate such that it does not hinder the activities of Novartis in initiating the recall.

6.3 Regulatory Development Information Sharing and Safety Management.

(a) The Parties acknowledge and agree that the provisions of Sections 8.5(a) and (b) of the TCA shall apply with respect to the sharing of regulatory Development information and the exchange of adverse event reports and safety information associated with Anti-IgE Products. Without limiting the Parties’ respective obligations thereunder, the Parties shall act in accordance with the provisions and specifications of the Safety Addendum (as defined in Section 8.5 of the TCA) in reporting, without delay, to each other, or their respective designees, adverse events or drug reactions it becomes aware of to ensure compliance with regulatory reporting obligations with respect to any Approval or Approval Application for an Anti-IgE Antibody or Anti-IgE Product.

(b) As set forth in Section 8.5(b) of the TCA, during the Term of this Agreement, each Party shall notify the other and the TanNov JCC immediately of any information received regarding any threatened or pending action by any Public Authority which may affect the safety, efficacy or other labeling claims of any Anti-IgE Product. Upon receipt of any such information, the Parties hereto shall discuss such information and possible actions with respect thereto in East Asia and the Rest of World. The TanNov JCC shall determine a procedure for taking appropriate action in East Asia, and Novartis shall determine a procedure for taking appropriate action in the Rest of World. Notwithstanding the foregoing, Novartis, as the Approval holder for Anti-IgE Products in each country or regulatory jurisdiction in East Asia and the Rest of World, shall have the sole right and responsibility for communicating and reporting adverse experiences to health authorities in each such country or jurisdiction. Notwithstanding the foregoing, nothing contained herein shall be construed as restricting any Party’s right to make a timely report of such matter to any Public Authority or take other action that it deems to be appropriate or required by Legal Requirements.

ARTICLE 7

COMMERCIALIZATION

7.1 Commercialization in East Asia.

(a) All Anti-IgE Products selected by the Parties for Development for East Asia hereunder and Approved for marketing in East Asia, shall be Commercialized in East Asia exclusively by Novartis in accordance with applicable EA Plans hereunder and subject to the oversight of the TanNov JMC, and Novartis shall use Commercially Reasonable Efforts to Commercialize such Anti-IgE Products.

(b) All Net Profits (East Asia) and Net Losses (East Asia) for Anti-IgE Products for East Asia shall be ***** in accordance with the EA/ROW Financial Appendix.

7.2 Commercialization in the Rest of World.

(a) Novartis shall be exclusively responsible for, and shall use Commercially Reasonable Efforts with respect to, the Commercialization in the Rest of World of Anti-IgE Products selected by Novartis for Development for the Rest of World and Approved for marketing in the Rest of World; provided, however, that, as set forth in Section 4.2 above, Novartis shall discuss with Tanox, through the applicable TanNov Committee, its general Commercialization activities relating to Anti-IgE Antibodies and Anti-IgE Products in the ROW.

(b) All costs and expenses associated with Commercialization of Anti-IgE Products in the Rest of World shall be *****.

7.3 Product Trade Dress in East Asia and Rest of World. Novartis will be responsible for developing and adopting draft Product Trade Dress for inclusion in any Approval Application in East Asia and the Rest of World. Product Trade Dress in East Asia and the Rest of World will, in all circumstances during the Term of this Agreement, unless otherwise agreed by the Parties in writing: (i) list Novartis (in appropriate capacities); (ii) list the applicable Party (either directly or through its Affiliate) or Genentech, as manufacturer if required by Legal Requirements; and (iii) list Novartis (or its designee) as owner of the Anti-IgE Trademarks, in each case subject to all Legal Requirements. Without limiting the foregoing, Novartis may, at its option, have its logo included on all Product Trade Dress for East Asia and the Rest of World and Promotional Materials for East Asia and the Rest of World (including, without limitation, package inserts), subject to Legal Requirements. In addition, subject to applicable Legal Requirements, Novartis shall reasonably consider including Tanox’s name on Product Trade Dress for Anti-IgE Products in East Asia, which inclusion shall be in a form mutually agreed between the Parties.

7.4 Preparation and Review of Promotional Materials in East Asia and the Rest of World. Novartis shall develop Promotional Materials and/or programs, product management, market research and any other marketing activity in respect of Anti-IgE Product in East Asia and the Rest of World in its sole discretion; provided, however, that Tanox shall be entitled to review and comment upon proposed Promotional Materials for East Asia.

7.5 Anti-IgE Product Marketing and Distribution in East Asia and the Rest of World. Novartis (itself or through its Affiliates and designated Third Parties), shall have the exclusive right to market or have marketed Anti-IgE Products in East Asia (in accordance with applicable EA Plans (including budgets) approved by the applicable TanNov Committee(s)) and the Rest of World and shall exclusively perform or have performed all marketing, distribution and sales support functions relating to Anti-IgE Products in East Asia and the Rest of World. Such functions shall include processing and invoicing all Third Party customers for Anti-IgE Product orders received by the Parties, maintaining appropriate storage facilities for Anti-IgE Products, and providing for the delivery of Anti-IgE Products from appropriate warehouse or storage facilities to all Third Party customers. Novartis and its Affiliates shall further have the right to enter into arrangements as it in its sole discretion deems appropriate with any one or more Third Parties regarding the marketing of Anti-IgE Products in East Asia and the Rest of World, including without limitation, through co-promotion or co-marketing, subject, with respect to East Asia, to the applicable EA Commercialization Plan.

7.6 Booking of Sales in East Asia and the Rest of World. Novartis shall invoice and book as sales of its own product all sales of Anti-IgE Products in East Asia and the Rest of World. Novartis shall appropriately record all sales of Anti-IgE Products in East Asia and the Rest of World in accordance with the EA/ROW Financial Appendix.

7.7 Sales Force in East Asia and the Rest of World. Novartis shall be responsible (itself or through an Affiliate or Third Party) for maintaining an experienced sales force capable of effectively detailing Anti-IgE Products in countries in East Asia (in accordance with applicable EA Plans (including budgets) approved by the applicable TanNov Committee(s)) and the Rest of World selected by Novartis.

7.8 Anti-IgE Product Samples in East Asia and the Rest of World. The Parties agree that in the event that a program of providing samples of any Anti-IgE Product to doctors, hospitals and other potential customers at no charge is initiated in East Asia or the Rest of World, neither they nor their Affiliates shall resell (or otherwise use other than as contemplated herein) any Anti-IgE Products provided for sampling purposes. In such event, Novartis will establish an appropriate policy regarding samples and sample accountability that satisfies Legal Requirements.

7.9 Pricing and Pricing Approvals in East Asia and the Rest of World. Subject to Section 3.5, pricing of Anti-IgE Products in East Asia, including without limitation, ranges and general strategies for pricing changes, reimbursements and discounts or rebates, shall be set forth in the EA Commercialization Plan. Pricing of Anti-IgE Products the Rest of World, including without limitation, the timing of pricing changes, reimbursement strategies and the offering of discounts or rebates, shall be determined by Novartis in its sole discretion. In those countries in East Asia and the Rest of World where a Pricing Approval is required or determined by Novartis to be desirable, Novartis shall be solely responsible for seeking and obtaining such Pricing Approval. Tanox shall provide Novartis (or its Affiliates) with any reasonable assistance required by Novartis for the purpose of obtaining such Pricing Approvals.

7.10 Customer Service. Novartis shall be responsible for all customer service activities relating to Anti-IgE Products in East Asia and the Rest of World.

ARTICLE 8

MANUFACTURING

8.1 Products Manufactured Under the TCA. With respect to Anti-IgE Antibodies or Anti-IgE Products Developed or Commercialized hereunder, the provisions of Article 10 of the TCA shall apply with respect to the Manufacture and supply of such

Anti-IgE Antibody or Anti-IgE Product if it is then being Developed for or Commercialized in the US or Europe. Novartis and, if applicable, Tanox, shall reasonably take into account the supply requirements of Anti-IgE Antibodies and Anti-IgE Products for East Asia and the ROW hereunder in connection with their respective actions under the TCA with respect to Manufacturing of such Anti-IgE Products. For the avoidance of doubt, ***** and that portion of the Manufacturing payments made to Tanox under Section 11.6(b) of the TCA which is allocable to East Asia (as determined under the Financial Appendix to the TCA) shall be included in the calculation of Net Profits (East Asia) and Net Losses (East Asia) as provided for in the EA/ROW Financial Appendix.

8.2 Products Not Manufactured Under the TCA. With respect to Anti-IgE Antibodies or Anti-IgE Products Developed or Commercialized hereunder, which are not then being Manufactured for Development or Commercialization in the US or Europe (such Anti-IgE Products being “Non-JCA Anti-IgE Products”):

(a) Without limiting any of the rights and obligations of the parties to the TCA, Novartis and Tanox (to the extent each is obligated to Manufacture and supply under this Section 8.2) agree that they shall use Commercially Reasonable Efforts, through the mechanisms set forth in this Agreement (including through an EA Manufacturing and Supply Plan approved by the TanNov JMC) and any Manufacturing and Supply Agreement(s), to ensure that an adequate supply of Non-JCA Anti-IgE Products is available to meet Clinical Requirements and Commercial Requirements therefor in East Asia and, if applicable, the ROW. The Parties’ specific obligations and responsibilities with respect to Manufacture and supply of Clinical Requirements and Commercial Requirements of Non-JCA Anti-IgE Product shall be as set forth in this Section 8.2, the Manufacturing and Supply Agreements and any approved EA Manufacturing and Supply Plan (provided, however, that in no event shall any EA Manufacturing and Supply Plan modify or amend any provision of this Agreement or any Manufacturing and Supply Agreement or impose a new obligation on any Party without its consent);

(b) the costs of any Manufacturing or process development required with respect for the Manufacture of any Non-JCA Anti-IgE Products ***** as set forth in the EA/ROW Financial Appendix;

(c) to the extent that it is Manufacturing any Non-JCA Anti-IgE Product as provided in this Section 8.2, each Party shall *****;

(d) the TanNov JMC shall have the responsibility and authority to allocate available supplies of Non-JCA Anti-IgE Products between different markets in East Asia and, if applicable, the ROW on a basis consistent with the principle of *****;

(e) Without limiting any of the rights and obligations of the parties to the TCA: (i) Tanox shall Manufacture supplies of Non-JCA Anti-IgE Product(s) which include an Anti-IgE Antibody originally identified and synthesized by Tanox (such Non-JCA Anti-IgE Product(s) being “Tanox Non-JCA Anti-IgE Product(s)”) required for pre-clinical and Phase I and Phase II (excluding any Phase II(b)) clinical trials pursuant to an EA Development Plan and budget approved by the TanNov JMC; and (ii) Novartis (itself or through an Affiliate) shall Manufacture supplies of Non-JCA Anti-IgE Product(s) other than Tanox Non-JCA Anti-IgE Product(s) required for pre-clinical and Phase I and Phase II (excluding any Phase II(b)) clinical trials pursuant to an EA Development Plan and budget approved by the TanNov JMC. Such pre-clinical and Clinical Requirements shall be supplied at *****;

(f) in the event that Tanox desires to Manufacture and supply all or some portion of a given Tanox Non-JCA Anti-IgE Product as required for Phase II(b) and Phase III clinical Development and Commercialization in East Asia and ROW, it shall *****.

(g) In the event that Tanox does not Manufacture and supply such Tanox Non-JCA Anti-IgE Product required for post-Phase II clinical trials and Commercialization as provided for under (a) above, without limiting any of the rights and obligations of the parties to the TCA, Novartis shall have the right and obligation to Manufacture and supply (itself or through an Affiliate), or procure the supply of, the post-Phase II Development and Commercial Requirements for such Tanox Non-JCA Anti-IgE Product for East Asia and the ROW, in accordance with Sections 8.2(g) and (h) of this Agreement. Without limiting any of the rights and obligations of the parties to the TCA, Novartis shall have the right and obligation to Manufacture and supply (itself or through an Affiliate), or procure the supply of, the post-Phase II Development and Commercial Requirements for any Non-JCA Anti-IgE Product for East Asia and the ROW, in accordance with Sections 8.2(g) and (h) of this Agreement. All such Non-JCA Anti-IgE Products shall be supplied by Novartis at *****;

(h) In the event Novartis determines or by default has the right and obligation to Manufacture and supply any Tanox Non-JCA Anti-IgE Product hereunder, and in consideration for Tanox waiving its right to Manufacture 50% of Commercial Requirements of such Tanox Non-JCA Anti-IgE Product under the Original D&L Agreement, Novartis shall pay Tanox, in the aggregate for each calendar year and for each Tanox Non-JCA Anti-IgE Product not Manufactured by Tanox (on a Tanox Non-JCA Anti-IgE Product-by-Tanox Non-JCA Anti-IgE Product basis), commencing in the year of the first commercial production, an amount equal to *****. For the avoidance of doubt, the payments set forth in this Section 8.2(h) shall be in lieu of any amount payable to Tanox pursuant to Section 11.6(b) of the TCA with respect to any Tanox Non-JCA Anti-IgE Product, and with respect to other Non-JCA Anti-IgE Products the provisions of Section 11.6(b) of the TCA shall apply as between Novartis and Tanox.

8.3 Supply Price. For the avoidance of doubt, for the purposes of calculation of Net Profits (EA) or Net Losses (EA), all Commercial Requirements for Anti-IgE Antibodies and Anti-IgE Products for East Asia and ROW will be supplied at a supply price calculated as *****, and all Clinical Requirements for East Asia and ROW will be supplied at a supply price calculated as *****, each as set forth in the EA/ROW Financial Appendix. For the purposes of such calculation, the cost of supplies of Anti-IgE Antibodies and Anti-IgE Products sold in East Asia (which cost of supplies, *****

and the cost of supplies of Anti-IgE Antibodies and Anti-IgE Products sold in ROW shall be *****.

ARTICLE 9

PAYMENTS

9.1 Sales of Anti-IgE Products in East Asia.

(a) Subject to Section 9.4 and in consideration of the rights and licenses granted by Tanox under the TCA and hereunder, for each country in East Asia, for the applicable Royalty Period, on an Anti-IgE Product-by-Anti-IgE Product basis, Novartis shall pay Tanox a royalty equal to:

(i) ***** of Net Sales (East Asia) of any Anti-IgE Products, the manufacture, importation, use or sale of which in a Patent Protected Country in East Asia would infringe (absent a license) a Valid Claim of a Tanox Anti-IgE Patent in such Patent Protected Country (with it being understood that any Net Sales (East Asia) of an Anti-IgE Antibody shall be deemed Net Sales (East Asia) of an Anti-IgE Product for purposes of this Article 9); and

(ii) ***** of Net Sales (East Asia) of any Anti-IgE Products which are not included in the foregoing ***** royalty category in subclause 9.1(a)(i).

(b) Subject to the other terms and conditions of this Agreement (including, without limitation, Section 5.2(c)), the Parties shall ***** all Net Profits (East Asia) and Net Losses (East Asia), as the case may be, resulting from the Development and Commercialization of Anti-IgE Products in East Asia, as set forth in greater specificity in the EA/ROW Financial Appendix.

9.2 Sales of Anti-IgE Products in the Rest of World. Subject to Section 9.4, all revenues from the sale of Anti-IgE Products in the Rest of the World shall *****; provided, however, that in consideration of the rights and licenses granted by Tanox hereunder and under the TCA:

(a) for all Patent Protected Countries in the Rest of World (aggregated together), for the applicable Royalty Period with respect to each such country, on an Anti-IgE Product-by-Anti-IgE Product basis, Novartis shall pay Tanox, in the aggregate, the following royalties with respect to Net Sales (ROW) of each Anti-IgE Product:

(i) ***** of Net Sales (ROW), on that portion of the aggregate Net Sales (ROW) in that calendar year which does not exceed ***** of all units of such Anti-IgE Product, the manufacture, importation, use or sale of which in a Patent Protected Country in ROW for such Anti-IgE Product would infringe (absent a license) a Valid Claim of a Tanox Anti-IgE Patent in such Patent Protected Country;

(ii) ***** of Net Sales (ROW), on that portion of the aggregate Net Sales (ROW) in that calendar year which is greater than ***** but does not exceed ***** of all units of such Anti-IgE Product, the manufacture, importation, use or sale of which in a Patent Protected Country in ROW for such Anti-IgE Product would infringe (absent a license) a Valid Claim of a Tanox Anti-IgE Patent in such Patent Protected Country; and

(iii) ***** of Net Sales (ROW), on that portion of the aggregate Net Sales (ROW) in that calendar year which is greater than ***** of all units of such Anti-IgE Products, the manufacture, importation, use or sale of which in a Patent Protected Country in ROW for such Anti-IgE Product would infringe (absent a license) a Valid Claim of a Tanox Anti-IgE Patent in such Patent Protected Country; and

(b) for all Net Sales (ROW) of Anti-IgE Products which are not included within Section 9.2(a) above, Novartis shall pay Tanox, in the aggregate, a royalty of ***** of Net Sales (ROW) of such Anti-IgE Products for the applicable Royalty Period.

9.3 Milestone Payments. Novartis shall pay Tanox the following milestone payments with respect to Anti-IgE Products and/or Anti-IgE Antibodies Developed and/or Commercialized in Japan:

1.	*****	*****

2.	*****	*****

The above payments shall be due within ***** after occurrence of the event specified.

The above payments shall be made on an Anti-IgE Antibody-by-Anti-IgE Antibody basis for each different Anti-IgE Antibody Developed and/or Commercialized hereunder *****.

9.4 Credits for Milestone Payments and Legal Fees.

(a) For each Anti-IgE Product Approved for marketing in Japan, Novartis shall be entitled to a credit equal to ***** which shall be applied against ***** of the total amount of each royalty payment under Section 9.2 for sales of such Anti-IgE Products in Japan.

(b) Novartis shall be entitled to a credit equal ***** which credit shall be applied against: (i) ***** of the total amount of each royalty payment under Sections 9.1(a) and 9.2 of this Agreement for sales of Anti-IgE Products in East Asia and the Rest of World; (ii) ***** of the total amount of each profit-sharing payment due to Tanox under Section 9.1(b) of this Agreement; and (iii) ***** of the total amount of each profit-sharing payment due to Tanox under Section 11.1(c) of the TCA.

(c) Notwithstanding the provisions of paragraphs (a) and (b) above, in no event shall the credits set forth in paragraphs (a) and (b) above be applied by Novartis such that any royalty payment due to Tanox under Sections 9.1 or 9.2 of this Agreement is reduced by an amount ***** of the total amount of such royalty payment.

9.5 No Other Payments. Except as otherwise expressly set forth in this Agreement or the TCA or any Related Agreement or Ancillary Agreement, no payments (including, without limitation, any milestone payment) will be due by any Party to any other Party for the exercise of any rights or performance of any obligation herein, including, without limitation, by way of reimbursement for costs and expenses in Manufacturing, Developing, obtaining Approvals and Commercializing any Anti-IgE Antibodies or Anti-IgE Products.

9.6 Reports. The Parties will provide to each other the reports set forth in the EA/ROW Financial Appendix.

9.7 Books. Each Party shall maintain, and shall cause its Affiliates and sublicensees to maintain, complete and accurate books and records in connection with its Manufacture, Development and Commercialization of Anti-IgE Antibodies and Anti-IgE Products, including, in any event, sufficient detail so that each Party may properly ascertain and confirm the amounts payable to or by it hereunder. Such books and records shall be maintained for a period of at least ***** years after the end of the calendar year in which they were generated. If the books and records of a Party (or its Affiliates or sublicensees) are the subject of a Dispute which has been submitted for resolution under Article 10 of this Agreement, such Party, Affiliate or sublicensee shall keep the records until the Dispute is resolved. Each Party shall ensure that the EA FSC obtains from each Party, and from each applicable TanNov Committee, such adequate, accurate and complete information and documentation as the EA FSC shall reasonably require to perform its duties under this Agreement and the EA/ROW Financial Appendix.

9.8 Timing and Method of Payment; Currency. Each of the payments due under Sections 9.1 and 9.2 shall be paid on a ***** basis, are due and payable within ***** of the end of the applicable *****, and shall be made by wire transfer of immediately available funds to the account or accounts designated in writing by the payee. Payment by a Party shall be deemed to have been made as of the day on which such payment is received in such account. All payments hereunder shall be in U.S. Dollars.

9.9 Reconciliation. The ***** payments under Section 9.8 shall be subject to ***** reconciliation by the Parties within ***** of the end of each ***** (to account for deduction items within Net Sales that were originally estimates). In the event that such reconciliation reveals any overpayment or underpayment, the applicable

Party or Parties shall pay to the other Party or Parties the amount of the discrepancy within ***** after notice of determination of the discrepancy amount from the payee.

9.10 Audit Rights.

(a) Each of the Parties shall, at its expense (except as provided below), have the right to audit the books and records maintained by the other Party under Section 9.7 in order to determine, with respect to any calendar year during the Term for which the books have closed (that is, any year for which annual financial statements have issued), the accuracy of any report or payment made or required to be made under this Agreement; provided, however, that a Party shall only be entitled to audit books and records of the other Party from the ***** prior to the calendar year in which the audit request is made.

(b) If a Party desires to audit such books and records, it shall engage an internationally-recognized independent accounting firm reasonably acceptable to the other Party to examine such books and records during normal business hours; provided, however, that such right to audit shall be exercised only on ***** advance written notice and shall not occur more than once in any twelve (12) month period. Such accounting firm may not be paid on a contingency or other basis related to the outcome of the audit. Furthermore, such accounting firm shall, prior to the audit, enter into a confidentiality agreement with the audited Party prohibiting such accounting firm from disclosing or using information obtained in connection with the audit; provided, however, that the accounting firm shall be permitted to provide to the auditing Party information which should properly have been contained in any report required hereunder or otherwise disclosable to such Party.

(c) The audit report and basis for any determination shall be made available for review and comment by the audited Party, and the audited Party shall have the right, at its expense, to request a further determination by the other Party’s auditor as to matters which the audited Party disputes (to be completed no more than ***** after the first determination is provided to the audited Party and to be limited to the disputed matters). If the Parties disagree as to such further determination, the Parties shall mutually select an internationally-recognized independent accounting firm that shall make a final determination as to the remaining matters in dispute that shall be binding upon the Parties. Such independent accounting firm shall enter into a confidentiality agreement with the audited Party prohibiting such accounting firm from disclosing or using information obtained in connection with the audit; provided, however, that the accounting firm shall be permitted to provide to the auditing Party information which should properly have been contained in any report required hereunder or otherwise disclosable to such Party.

(d) If the audit shows any under-reporting or underpayment, or overcharging by any Party, that under-reporting, underpayment or overcharging shall be reported to the other Party and the underpaying or overcharging Party(s) shall remit such underpayment or reimburse such overcompensation (together with interest as provided below with respect to any underpayment or overcharge) to the underpaid or overcharged

Party(s) within ***** of receiving the audit report. The expense of such audit shall be borne by the auditing Party; provided, however, that if an error of ***** in favor of the audited Party is discovered, then such expenses shall be paid by the audited Party.

9.11 Invoices and Documentation. The Parties shall agree upon the timing and form of any necessary documentation relating to any payments hereunder so as to afford the Parties appropriate accounting treatment in relation to any of the transactions or payments contemplated hereunder, which documentation may include, without limitation, invoices, bills of account and work orders, and which documentation shall refer to the date on which payments are due thereunder.

9.12 Taxes. Any withholding or other taxes that any Party is required by Legal Requirements to withhold or pay on behalf of any other Party, with respect to any payments to such other Party hereunder, shall be deducted from such payments and paid to the relevant taxing authority contemporaneously with the remittance to the other Party; provided, however, that the withholding Party shall furnish the other Parties with (i) reasonably satisfactory evidence that such payment or withholding is required, (ii) reasonable assistance to enable or assist such Party to claim exemption from any such deduction, and (iii) proper evidence that the taxes have been paid. Each Party shall furnish the other Parties with appropriate documents to secure application of the most favorable rate of withholding tax under applicable Legal Requirements.

9.13 Interest. Should any Party fail to make any payment to another Party under this Agreement when due, unless and to the extent that the payment obligation is disputed (in good faith), the unpaid amount shall bear interest from the date due until paid at a rate equal to ***** per annum, where the ***** on the last date such payment could be timely made before becoming overdue.

ARTICLE 10

DISPUTE RESOLUTION

10.1 Resolution of Disputes.

(a) Subject to securing preliminary injunctive relief pursuant to Section 15.3 of the TCA and subject to Section 9.10(c) of this Agreement and Section 11.12(e) of the TCA with respect to audits, the Parties agree that all Disputes with respect to East Asia or the Rest of World shall be resolved only as set forth in this Article 10. Notwithstanding anything to the contrary in this Article 10, in the event that a Party reasonably requires relief on a more expedited basis than would be possible pursuant to the procedure set forth in this Article 10, such Party may seek a temporary injunction or other interim equitable relief in a court of competent jurisdiction pending the ability of the arbitrators to review the decision under this Article 10.

(b) The Parties agree that, subject to securing preliminary injunctive relief pursuant to Section 15.3 of the TCA or as provided in Section 10.1(a) above and subject to Section 9.10(c) of this Agreement and Section 11.12(e) of the TCA with respect to audits, the Parties shall attempt to resolve any Dispute with respect to East Asia or the Rest of World through good faith negotiation and discussion through the respective Alliance Managers of the Parties. If a Party believes that the Dispute has not been resolved after such Party’s Alliance Manager uses reasonable efforts to consult the Alliance Manager(s) of the other Party, then such Party may send a written Notice of Dispute to the Chairman of the TanNov JMC, specifying therein the nature of the Dispute and the relief requested, and requesting that the Senior Officers of the Parties meet to attempt to resolve the Dispute. The Chairman of the TanNov JMC shall promptly forward the Notice of Dispute to the Senior Officers of the Parties. The Senior Officers of the Parties shall diligently attempt to resolve the referred Dispute by mutual consent of the Parties, including, without limitation, by means of an in-person meeting. In the event that the Senior Officers of the Parties are unable to resolve any Dispute within ***** from the date that the Notice of Dispute was delivered to the Chairman of the TanNov JMC, any Party shall be free to file a notice of arbitration with respect to the Dispute, and pursue resolution thereof, pursuant to Section 10.2.

10.2 Arbitration. Subject to securing injunctive relief pursuant to Section 15.3 of the TCA or as provided in Section 10.1(a) above, the Parties agree that all Disputes arising under or pursuant to this Agreement shall be resolved in accordance with Section 12.2 of the TCA.

10.3 ***** *****

ARTICLE 11

INTELLECTUAL PROPERTY

11.1 Trademarks.

(a) Novartis (or its designated Affiliate) shall have the sole right to select (subject to Section 13.1 of the Tripartite Cooperation Agreement), and shall own, all Anti-IgE Trademarks in East Asia and the Rest of World.

(b) Subject to Tanox’s prior review and approval of a plan relating to trademark registrations in East Asia and the Rest of World, the out-of-pocket costs of filing, prosecuting and maintaining trademark registrations and applications for trademark registration with respect to the Anti-IgE Trademarks: (i) in East Asia shall be ***** as set forth in the EA/ROW Financial Appendix; and (ii) in the Rest of World shall be *****.

11.2 Ownership of Intellectual Property. Section 13.2 of the Tripartite Cooperation Agreement sets forth the terms governing ownership, prosecution and maintenance of intellectual property (other than Anti-IgE Trademarks) relating to the Manufacture, Development and Commercialization of any Anti-IgE Antibody or Anti-IgE Product under this Agreement and the Tripartite Cooperation Agreement.

11.3 Infringement of Intellectual Property. Section 13.4 of the Tripartite Cooperation Agreement sets forth the terms governing the Parties’ actions relating to Third Party infringement of any Anti-IgE Patents, Anti-IgE Trademarks or misappropriation of any Know-How or any action by a Third Party for a declaration that any of the Anti-IgE Patents or Anti-IgE Trademarks hereunder are not infringed, are invalid or unenforceable.

11.4 Third Party Rights.

(a) In the event that either Party becomes aware of any patent or other proprietary right of one or more Third Parties that may be infringed by the Development, Manufacture or Commercialization of any Anti-IgE Product by the Parties under this Agreement, that Party shall follow the procedures set forth in Section 6.8 of the Tripartite Cooperation Agreement. Section 6.8 of the Tripartite Cooperation Agreement sets forth the terms governing the Parties’ obligations to ensure that any licenses or other rights obtained from Third Parties necessary or material to the Manufacture, Development and Commercialization of Anti-IgE Antibody or Anti-IgE Products which are Developed or Commercialized in the United States and/or Europe may be licensed or sublicensed to the other Party under the licenses in Article 6 of the Tripartite Cooperation Agreement.

(b) The Parties agree to cooperate in determining the necessity and availability of licenses to any Third Party Rights necessary for or material to the Manufacture, Development or Commercialization of Anti-IgE Products or Anti-IgE Antibodies which are Developed or Commercialized in East Asia but are not Developed or Commercialized in the United States or Europe (including, without limitation, through the extension of existing licenses). Without limiting the foregoing, any Party which believes that a license is required under any such Third Party Rights for the Manufacture, Development or Commercialization of any such Anti-IgE Products or Anti-IgE Antibodies in East Asia shall provide notice thereof to the TanNov JMC. The TanNov JMC shall determine whether, how, and by which Party, any approach to a Third Party to obtain any such license should be made, and all negotiations and discussions with any such Third Party with respect thereto shall be conducted at the general direction of and in consultation with the TanNov JMC; provided, however, that if a license is negotiated to cover products other than Anti-IgE Products, the terms applying to Anti-IgE Products shall not be more onerous with respect to Anti-IgE Antibodies and Anti-IgE Products without the consent of the TanNov JMC. Subject to the terms and conditions herein, any Party designated by the TanNov JMC to obtain a license to Third Party Rights shall use reasonably diligent efforts to do so in accordance with TanNov JMC instructions and the other terms and conditions of this Agreement. The terms and conditions of any such license shall be subject to the approval of the TanNov JMC in so far as such terms and conditions relate to Anti-IgE Antibodies or Anti-IgE Products, and upon such approval being given, such licenses shall be deemed to be within the scope of the applicable Party’s Anti-IgE Patents, Company Information and Biological Materials, and sublicensed pursuant to Article 6 of the TCA with respect to East Asia and the Rest of World only, *****.

(c) Novartis shall be responsible for determining the necessity and availability of licenses to any Third Party rights necessary for or material to the Manufacture, Development or Commercialization of Anti-IgE Products or Anti-IgE

Antibodies which are Developed or Commercialized in Rest of World but are not Developed or Commercialized in the United States, Europe or East Asia. Novartis shall determine, in its sole discretion, whether and how to approach a Third Party to obtain any such license, and all negotiations and discussions with any such Third Party with respect thereto shall be conducted at by Novartis in its sole discretion (and all fees, royalties and other payments, costs and expenses in connection therewith shall ***** with respect to Anti-IgE Antibodies or Anti-IgE Products sold (or intended to be sold) in ROW.

(d) *****

(e) *****

11.5 Infringement of Third Party Patents.

(a) In the event that a Party is sued or threatened with suit by a Third Party who claims that the importation, manufacture, use, offer for sale or sale of an Anti-IgE Antibody or Anti-IgE Product in East Asia or the ROW is an infringement of one or more claims of a patent owned or controlled by such Third Party, the sued or threatened Party shall immediately notify the other Party including the available evidence of such suit or threat, and the Parties shall then reach a determination regarding defense of the action.

(b) ***** notwithstanding anything in this Section 11.5, in the event that a Party wishes to settle any suit or action on a voluntary basis, the other Party shall not be required to share in any settlement amounts (including, without limitation, any costs in obtaining or maintaining any license granted as part of any such settlement) unless such other Party has first approved the terms of any such settlement.

11.6 No Implied License. Article 6 of the Tripartite Cooperation Agreement sets forth the licenses granted by and to each of the Parties with respect to Anti-IgE Antibodies and Anti-IgE Products in East Asia and the Rest of World. Except as expressly provided in this Agreement, the TCA, the Ancillary Agreements or the Related Agreements, no rights, licenses, title or interests, implied or otherwise, in, to or under any Anti-IgE Patents or Company Information (including, without limitation, Know-How or Biological Materials) are granted or provided to any Party hereto, through implication, estoppel or otherwise.

ARTICLE 12

REPRESENTATIONS AND WARRANTIES

12.1 Disclaimer. Except as expressly set forth herein or in the TCA, no Party makes any, and each Party expressly disclaims any and all, express or implied warranties, statutory or otherwise, concerning the subject matter of this Agreement, including, without limitation, the value, adequacy, quality, efficiency, stability, characteristics or usefulness of, or non-infringement, merchantability or fitness for a particular purpose of, any Anti-IgE Antibody or Anti-IgE Product.

ARTICLE 13

CONFIDENTIALITY

13.1 Company Information. Sections 15.1 and 15.3 of the Tripartite Cooperation Agreement set forth the terms governing the Parties’ rights and obligations regarding the disclosure and use of Company Information.

13.2 Academic and Scientific Publications. Section 15.2 of the Tripartite Cooperation Agreement sets forth the procedure to be followed in the event that either Party desires to publish or to make a public presentation of any Company Information.

ARTICLE 14

LIMITATIONS ON LIABILITY

IN NO EVENT SHALL ANY PARTY OR ITS AFFILIATES BE LIABLE TO ANY OTHER PARTY OR SUCH OTHER PARTY’S AFFILIATES OR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS) SUFFERED BY THE OTHER PARTY OR SUCH OTHER PARTY’S AFFILIATES OR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS UNDER THIS AGREEMENT OR THE TCA, except to the extent of any such damages paid to a Third Party as compensation for a claim by a Third Party. Notwithstanding any of the foregoing in this Article 14 to the contrary, nothing in this Article 14 shall limit a Party’s right to seek and recover royalties, profit share or milestone payments which would have been payable or due under Article 9 of this Agreement but for a Party’s breach of this Agreement.

ARTICLE 15

FORCE MAJEURE

No Party shall be held liable or responsible to any other Party or be deemed to have breached or defaulted under this Agreement for failure or delay in performing its obligations hereunder or thereunder to the extent, and as long as, such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, which would not have been avoided by the exercise of due care and reasonable prudence, and the observance of reasonable standards in the pharmaceutical industry, including, without limitation but subject to the foregoing, fire, floods, earthquakes, hurricanes, tornadoes, embargoes, war, acts of terrorism, insurrections, sabotage, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God, incapacitation (including without limitation, contamination) of manufacturing facilities, omissions or delays in acting by any governmental authority, and acts of a government or agency thereof and judicial orders or decrees (“Force Majeure Events”).

In the event of occurrence of the foregoing, each Party must use Commercially Reasonable Efforts to mitigate the adverse consequence of such cause or Force Majeure Event.

ARTICLE 16

TERM AND TERMINATION

16.1 Term. Unless otherwise terminated pursuant to other express provisions set forth herein, this Agreement shall expire:

(a) as to East Asia, on the later ***** and such time as no Anti-IgE Antibody or Anti-IgE Product is any longer being Developed (including manufacturing development) hereunder by or for Novartis or Tanox (or a sublicensee) for, or Commercialized by or for Novartis (or a sublicensee) in, East Asia (except and unless the lack of any such activity constitutes a material breach hereunder); and

(b) as to the Rest of the World, on the later ***** and such time as no Anti-IgE Antibody or Anti-IgE Product is any longer being Developed (including manufacturing development) hereunder or Commercialized by or for Novartis (or a sublicensee) in the Rest of the World (except and unless the lack of any such activity constitutes a material breach hereunder).

16.2 Termination Rights.

(a) This Agreement may be terminated (including, without limitation, with respect to the rights and obligations of the Parties after the effective date of such termination, subject to the provisions of Section 16.6): (i) by mutual written agreement of the Parties; (ii) by any Party, by giving written notice to the other Party, upon the liquidation, dissolution, winding-up, insolvency, bankruptcy, or filing of any petition therefore, appointment of a receiver, custodian or trustee, or any other similar proceeding (other than a dissolution or winding up for the purposes of reconstruction or amalgamation), by or of such other Party where such petition, assignment or similar proceeding is not dismissed or vacated within *****, or upon or after rejection of any license under the TCA by the bankrupt Party; or (iii) otherwise as expressly specified in this Article 16.

(b) Upon termination under subsection 16.2(a)(ii) above, if the Bankrupt Party is Tanox, subject to Section 16.6, (i) Tanox’s rights and obligations under this Agreement shall be treated as set forth in Section 16.5(b) below (other than Section 16.5(b)(iv)), and *****, (ii) Tanox’s right to receive payments under Section 9 (other than Section 9.1(b)) shall survive, and (iii) all of Novartis’ rights under this Agreement shall survive.

(c) Upon termination under subsection 16.2(a)(ii) above, if the Bankrupt Party is Novartis, subject to Section 16.6, (i) Novartis’ rights and obligations under this Agreement shall be treated as set forth in Section 16.5(a) below *****, and (ii) all of Tanox’s rights under this Agreement shall survive.

16.3 Required Termination of this Agreement. As set forth in the applicable provisions of the TCA:

(a) in the event that Novartis exercises its right to terminate the TCA at will pursuant to Section 18.3(b) of the TCA, Novartis must also terminate this Agreement, which termination shall be affected by notice in writing delivered to Tanox, as contemplated in Section 18.3(b) of the TCA; and

(b) in the event that the TCA is terminated by written agreement, as set forth in Section 18.2 of the TCA, either Party may terminate this Agreement by written notice to the other Party.

16.4 No Termination for Breach. Upon the material failure of a Party (“Breaching Party”) to comply with any of its material obligations contained in this Agreement, all remedies in law and in equity shall be available to the other Party, except that the other Party may not terminate this Agreement as to the Breaching Party. *****.

16.5 Termination at Will.

(a) Subject to Section 16.5(c) below, Novartis may terminate this Agreement (including, without limitation, its rights and obligations after the effective date of such termination, subject to the provisions of Section 16.6), at any time after the date which is *****, by giving ***** prior written notice to Tanox and paying all amounts it is financially responsible for hereunder up to such termination date; provided, however, that within ***** of receipt of such notice, Tanox may, by notice in writing to Novartis, accelerate the effective date of such termination to a date not less than ***** from the date of Novartis’ notice of termination under this Section 16.5(a). If Novartis terminates this Agreement pursuant to this Section 16.5(a), Novartis’ rights to Develop and Commercialize Anti-IgE Products in East Asia and ROW under this Agreement and the TCA shall be transferred or granted, as the case may be, to Tanox, Tanox shall have and retain exclusive rights for the Development and Commercialization of Anti-IgE Antibodies and Anti-IgE Products in East Asia and the Rest of the World and the provisions of Sections 18.3(b)(i) and 18.3(b)(iii) of the TCA shall apply to the extent reasonably required for Tanox to continue Development and Commercialization in East Asia and ROW.

(b) Subject to Section 16.5(c) below, Tanox may terminate this Agreement (including, without limitation, its rights and obligations after the effective date of such termination, subject to the provisions of Section 16.6 and the remainder of this Section 16.5(b)), at any time after the date which is *****, by giving ***** prior written notice to Novartis and paying all amounts it is financially responsible for hereunder up to such termination date; provided, however, that within ***** of receipt of such notice, Novartis may, by notice in writing to Tanox, accelerate the effective date of such termination to a date not less than ***** from the date of Tanox’s notice of termination under this Section 16.5(b). If Tanox terminates this Agreement pursuant to this Section 16.5(b):

(i) Tanox’s rights to Develop and Commercialize Anti-IgE Products in East Asia under this Agreement and the TCA shall be transferred or granted, as the case may be, to Novartis;

(ii) Novartis shall have and retain exclusive rights for the Development and Commercialization of Anti-IgE Antibodies and Anti-IgE Products in East Asia and the Rest of the World;

(iii) The applicable provisions of Section 18.3(b)(i) of the TCA, as applied in the event of a Novartis termination under Section 16.5(a), shall apply hereunder with Tanox and Novartis switched under such provisions so that Tanox owes the relevant transitional assistance obligations to Novartis thereunder (all to the extent applicable to a Tanox termination under this Section 16.5(b)); and

(iv) Article 9 and the relevant payment obligations of Novartis thereunder shall survive and remain in full force and effect, except that Section 9.1(b) shall terminate.

(c) In the event that either party terminates this Agreement as set forth in Section 16.5(a) or 16.5(b), as the case may be, the terminating Party shall provide all cooperation and assistance reasonably requested by the other Party to enable the other Party (or its designee) to assume with as little disruption as reasonably possible, the continued Development and Commercialization of the Anti-IgE Products then being Commercialized or Developed hereunder (and only in the form and formulation then being Commercialized or Developed hereunder) (the “Active Products”), if the other Party so chooses to pursue such continued Development and/or Commercialization. Such cooperation and assistance shall be provided in a prompt and timely manner (having regard to the nature of the cooperation or assistance requested) and shall include, without limitation, the matters set forth in Section 18.3(d) of the TCA in so far as applicable to East Asia and the ROW (with Tanox and Novartis switched under such provisions so that Tanox owes the relevant transitional assistance obligations to Novartis thereunder (to the extent applicable) in the event of a Tanox termination under Section 16.5(b)).

16.6 Effect of Termination; Survival. Termination or expiration of this Agreement shall not affect or limit the rights or obligations of the Parties (including the obligation to pay amounts due hereunder) that have accrued or were incurred prior to the effective date of such expiration or termination. In addition, the following sections and articles of this Agreement shall survive any expiration or termination of this Agreement: 9 (“Payments”) (with respect to only amounts owing or accrued as of the effective date of termination), 10 (“Dispute Resolution”), 13 (“Confidentiality”) (but only for such period of time as is provided for in Section 18.6 of the TCA), and 14 (“Limitations on Liability”), this Article 16, and Articles 17 (“Indemnification and Insurance”) (with respect only to events occurring prior to the effective date of termination) and 18 (“Miscellaneous”). All other provisions, unless expressly provided otherwise herein, shall terminate and be of no further force or effect upon expiration or termination of this Agreement. Expiration of this Agreement in a given territory shall release the Parties from any duties or obligations imposed in this Agreement with respect to such territory, including, for example, restrictions on independent development of Anti-IgE Antibodies or Anti-IgE Products in that territory, except that the foregoing surviving clauses specified above shall remain in effect with respect to such territories. In the event of expiration in a particular territory, however, all terms and conditions of this Agreement shall remain in effect in accordance with their terms with respect to all other, non-expired territories.

ARTICLE 17

INDEMNIFICATION AND INSURANCE

17.1 Indemnities Generally. Sections 19.1 and 19.3(a) and (c) of the Tripartite Cooperation Agreement shall apply with respect to the Parties’ activities pursuant to this Agreement as if set out in full in this Agreement. Notwithstanding the foregoing, or Section 17.2 below, indemnification by Novartis under this Agreement does not diminish or affect the indemnification by Tanox under the Hu-901 Extension Agreements and such Hu-901 Extension Agreement indemnification shall remain in full force and effect.

17.2 Product Liability and Infringement Indemnity for ROW. Novartis shall indemnify, defend and hold harmless the Tanox Indemnitees from and against any and all Damages to the extent arising from any *****:

(a) *****

(b) *****

(c) *****

(d) *****

(e) *****

17.3 Litigation Costs and Damages.

(a) Notwithstanding any other provision of this Agreement or the EA/ROW Financial Appendix (but without limiting the indemnity obligations of the Parties under Sections 17.1 and 17.2 and subject to the treatment of Excluded Costs under the EA/ROW Financial Appendix), the Parties acknowledge and agree that all Damages incurred by any Party with respect to any product liability claim, action, suit, proceeding or investigation by a Third Party (including without limitation claims by or on behalf of patients for personal injury or wrongful death) with respect to any Anti-IgE Antibody or Anti-IgE Product Developed or Commercialized under this Agreement in East Asia shall be treated as *****

(b) Notwithstanding any other provision of this Agreement or the EA/ROW Financial Appendix (but without limiting the indemnity obligations of the

Parties under Sections 17.1 through 17.2 and subject to the treatment of Excluded Costs under the EA/ROW Financial Appendix), the Parties acknowledge and agree that all Damages incurred by any Party with respect to any Third Party claim, action, suit or proceeding for patent infringement in East Asia based on the manufacture, use, sale or import of any Anti-IgE Antibody or Anti-IgE Product, shall be treated as *****.

17.4 Indemnification Procedure. Section 19.4 of the TCA shall apply with respect to the indemnities granted hereunder as if set forth in full in this Agreement.

17.5 Insurance. Prior to a Party hereunder initiating human clinical trials or the Manufacture, marketing or sale of Anti-IgE Products or Anti-IgE Antibodies hereunder, such Party shall self-insure for, or procure and maintain, liability insurance in such amounts and having such limits and terms as are reasonable and consistent with its performance under this Agreement and sound business practices of similarly situated companies or institutions in the industry.

ARTICLE 18

MISCELLANEOUS

18.1 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with laws of the State of New York without giving effect to the principles of conflict of laws thereunder (other than Section 5-1401 of the General Obligations Law). Further, the Parties hereby consent to the personal jurisdiction of the courts of the State of New York, County of New York, and the United States Federal District Court for the Southern District of New York over any claim for enforcement of an award of the arbitrators pursuant to Article 12 of the TCA and will waive any claims of forum non conveniens or objection to the laying of venue in any of such courts.

18.2 Notices. Any notices to be given hereunder shall be in writing and shall be delivered by one of the following means: personal delivery, certified or registered airmail, facsimile with confirmed receipt or confirmed delivery by an overnight commercial courier service:

(a)	if to Novartis, to:

Novartis Pharma AG

Lichtstrasse 35

CH 4002 Basel, Switzerland

Attention: Head, Global Business Development and Licensing

Telephone: 41 61 324 5416

Facsimile: 41 61 324 2100

with a required copy to:

Novartis Pharma AG

Lichtstrasse 35

CH 4002 Basel, Switzerland

Attention: General Counsel

Telephone: 41 61 324 6877

Facsimile: 41 61 324 6859

(b)	if to Tanox, to:

Tanox, Inc.

10301 Stella Link Drive

Houston, Texas 77025

Attention: President

Telephone: 713-578-4000

Facsimile: 713-578-5002

with a required copy to:

Tanox, Inc.

10301 Stella Link Drive

Houston, Texas 77025

Attention: General Counsel

Telephone: 713-578-4000

Facsimile: 713-578-5002

A notice shall be deemed to be given at the time of delivery in the case of personal delivery, or upon confirmed receipt (including machine confirmation) in the case of facsimile delivery or upon receipt in the case of delivery by certified or registered airmail or upon confirmed receipt (including courier confirmation) in the case of commercial courier.

18.3 No Third Party Beneficiary. Nothing herein expressed or implied is intended to or shall be construed to confer upon or give to any Person other than the Parties hereto and their successors and permitted assigns any rights or remedies under, or by reason of, this Agreement.

18.4 Integration and Conflict. This Agreement, including Schedule A hereto, together with the TCA (together with all exhibits and schedules thereto), constitutes the entire agreement of the Parties hereto regarding the subject matter hereof and, except as otherwise specified herein, supersedes all prior agreements of the Parties with respect to such subject matter. In the event of any conflict between the provisions of this Agreement and the TCA, the provisions of the TCA shall control as between the Parties; provided, however, that as between the Parties to the extent that the Tripartite Cooperation Agreement is silent as to a matter expressly dealt with in this Agreement, the terms of this Agreement shall prevail.

18.5 Amendments. No provision in this Agreement shall be supplemented, deleted or amended except in a writing executed by each of the Parties.

18.6 No Assignment and Binding Effect. Any Party may freely assign this Agreement or any of its rights, interests, duties or obligations hereunder, in whole or in part, to an Affiliate, provided that such assignment shall not relieve in any way the obligations of an assigning Party hereunder. Subject to the Parties’ respective rights to grant sublicenses pursuant to Section 6.7 of the TCA, no Party shall assign this Agreement or any of its rights, interests, duties or obligations hereunder to a Third Party without the prior written consent of the other Parties (and any attempt to do so shall be null and void) unless such assignment is part of a merger, acquisition or sale of such Party or substantially all of its assets (in which case no consent is required). This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of each of the Parties. Notwithstanding any other provision of this Section 18.6, this Agreement may only be assigned together with the TCA in so far as it relates to East Asia and the ROW.

18.7 Headings. The headings and the Table of Contents in this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of the provisions hereof.

18.8 Schedules Incorporated. Schedule A annexed hereto is hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof, except as otherwise specified in such Schedule.

18.9 Severability. If any provision herein shall be held invalid or unenforceable by a court of competent jurisdiction or other authority in any Regulatory Jurisdiction, the remainder of the provisions herein shall remain in full force and effect with respect to such Regulatory Jurisdiction and shall not be affected thereby. To the extent that any provision hereof shall be held to be wholly or partially invalid or unenforceable in any Regulatory Jurisdiction, the Parties shall use their best efforts to replace the invalidated provision with a valid and enforceable provision which, insofar as practicable, implements the intent of the invalidated, or partially invalidated, provision with respect to such Regulatory Jurisdiction.

18.10 No Waiver. The failure from time to time by any Party to exercise, or the waiver by such Party of, any of such Party’s rights or remedies hereunder shall not operate or be construed as a continuing waiver of the same or of any other of such Party’s rights or remedies provided under this Agreement. No waiver of a provision of this Agreement will be effective unless made in writing and signed by an authorized representative of the waiving Party.

18.11 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by the Parties in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

18.12 Bankruptcy Acknowledgment. Each of the Parties hereto acknowledges and agrees that this Agreement (i) constitutes a license of Intellectual Property (as such term is defined in the United States Bankruptcy Code, as amended (the “Code”)), and (ii) is an executory contract, with significant obligations to be performed by each Party hereto. The Parties agree that each may fully exercise all of its rights and elections under the Code following any event of bankruptcy affecting the other, including, without limitation, those set forth in Section 365(n) of the Code.

18.13 Publicity. No Party shall, without the prior written consent of the other Parties, issue any press release or make any other public announcement or furnish any written or oral statement to any Third Party, which makes reference to this Agreement, any of the transactions contemplated hereby or thereby, or any other Party or its Affiliates; provided, however, that such consent shall not be unreasonably withheld to the extent such disclosure is required by securities disclosure requirements or otherwise by an authorized Public Authority. Each Party shall provide a draft of any of the aforementioned documents containing any such reference (including without limitation, a copy of this Agreement or any excerpt hereof, proposed to be filed with any securities regulatory authority or any securities exchange) to the other Parties and their counsel as far in advance of release thereof and in sufficient time for review of such documents by the other Parties and their counsel, and in any event not less that ***** prior to release thereof unless otherwise required by order of a Public Authority. In the event any Party objects to any such reference, the applicable document will be modified to such Party’s reasonable satisfaction. If a Party does not deliver its written comments on such documents within ***** of receipt thereof with respect to press releases (or such shorter time as may be agreed by the Parties) and ***** with respect to all other materials (or such shorter time as may be agreed by the Parties), such Party shall be deemed to have consented to any such references therein. When a Party has obtained the other Parties’ consent for a public announcement or statement, it will not be required to obtain the other Parties’ consent for a subsequent public announcement or statement of the same subject matter which does not disclose any additional or materially different information from that contained in any previously approved disclosure; provided, however, that: (i) such subsequent public announcement or statement does not characterize such subject matter in a materially different way to such previously approved disclosure; (ii) such Party provides to each of the other Parties a copy of any such subsequent public announcement or statement not less than two (2) Business Days prior to its proposed disclosure; and (iii) information concerning the other Parties and their respective Affiliates may not be used without obtaining consent to each such disclosure. Nothing herein contained shall be construed to impose upon any Party any liability or other obligation (to any other Party or any other Person) in respect of any such references in any such documents. In the event that one Party reasonably concludes that a given disclosure is required by law and another Party disagrees with the substance or extent of the disclosure, then the Party seeking such disclosure shall either (i) limit said disclosure to address the concerns of the other Party, or (ii) such dispute if not resolved by corporate counsel to the Parties, shall be resolved in accordance with the legal opinion received from a law firm that is reasonably acceptable to the Parties and has no material relationship with any of the Parties or their Affiliates, with the fees to such law firm to be paid equally by the Party seeking to make the disclosure and the Party objecting to the disclosure. With respect to any required filing of this Agreement with a Public Authority, the filing Party shall seek confidential treatment of portions of this Agreement and the other Parties shall have the right to review and comment on such an application for confidential treatment prior to its being filed.

18.14 No Partnership or Agency. The Parties hereby acknowledge that while the Parties intend to cooperate as set forth in this Agreement, the Parties are independent contractors and nothing provided in this Agreement or the performance of the Parties under this Agreement is intended or may be deemed to form (or be deemed to constitute in law or in equity) a partnership, agency, joint venture, distributorship, fiduciary, or any other similar relationship between any of the Parties. The Parties are not affiliated and no Party has any right or authority to bind any other Party in any way.

18.15 Further Assurances. Each Party agrees to take or cause to be taken such further actions, and to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be reasonably required or requested by another Party in order to effectuate fully the purposes, terms and conditions of this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in triplicate by their duly authorized representatives as of the day and year first above written.

NOVARTIS PHARMA AG

By:

Name:	Daniel J. Weston
Title:	Global Head, Alliance Management, Business Development & Licensing

By:

Name:	Kimberly J. Urdahl
Title:	Head of Legal, Primary Care

TANOX, INC.

By:

Name:	Nancy T. Chang
Title:	President and Chief Executive Officer

SCHEDULE A

EA/ROW FINANCIAL APPENDIX

CERTAIN INFORMATION IN THIS EXHIBIT IS SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SUCH INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATION OF SUCH OMITTED INFORMATION HAS BEEN INDICATED WITH ASTERISKS (*****).

SCHEDULE A

EA/ROW FINANCIAL APPENDIX

TO ANCILLARY D&L AGREEMENT

SCHEDULE A

Financial Planning, Accounting and Reporting

For the Ancillary D&L Agreement

TABLE OF CONTENTS

1.	Principles of Reporting	i

2.	Duties of the Finance Sub-Committee	iii

3.	Frequency of Reporting and Other Information Exchange	iv

4.	Budget, Forecast and Long Range Plan	vi

5.	Definitions	vi

6.	Foreign Exchange	viii

7.	Responsibility for TanNov Reporting; Payment between the TanNov Parties	viii

8.	Payments to Tanox	ix

9.	Effective Accounting Date Termination for TanNov	ix

10.	Guidelines for Charging Development Costs	ix

11.	Guideline for Product Sampling	ix

i

This EA Financial Appendix (the “EA Financial Appendix”) is Schedule A attached to and incorporated into the Ancillary D&L Agreement (the “Agreement”) dated as of February 25, 2004 by and among Novartis Pharma AG (“Novartis”) and Tanox, Inc. (“Tanox”) (each also singularly referred to herein as a “Party” and collectively as the “Parties”).

This EA Financial Appendix covers the financial planning, accounting practices and procedures to be followed in determining the “Net Sales” and related payment of royalties in the Rest of the World and the “Net Profit” or “Net Loss” (as defined below) and sharing of revenue and costs and expenses in East Asia, each pursuant to the Agreement. For such purpose, this EA Financial Appendix sets out, among other things, the principles of reporting among the Parties the actual results and budgeted plans, forecasts and long range plans of “TanNov” (as defined below), the frequency of reporting, the use of a single “Functional Currency” (as defined below) for determining and reporting payments to the Parties, and other matters. The consolidated accounting construct consisting of certain Tanox and Novartis operations under the Agreement will be referred to as “TanNov”. It should be noted that “TanNov” is not a legal entity and has been defined for identification purposes only.

The functionality of “TanNov” relates only to East Asia (as defined in the Agreement), and to the operations of Tanox and Novartis in East Asia. Thus, references in this EA Financial Appendix to a “TanNov Party” or “TanNov Parties” shall be construed to mean Tanox and/or Novartis (and its Affiliates), as the case may be, for purposes of this EA Financial Appendix and the Agreement, including the application of the financial definitions herein. “TanNov” is a virtual account and not a separate auditable entity.

This EA Financial Appendix also provides agreed upon definitions of financial terms applicable to the Parties for purposes of the Agreement, and, subject to the terms of the Agreement, sets forth roles and responsibilities of the EA Finance Sub-Committee. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement, unless otherwise expressly provided herein. In the event of a conflict between the terms and provisions of this EA Financial Appendix and the Agreement, the terms and provisions of the Agreement shall govern.

The contents of this EA Financial Appendix, and all activities hereunder, are to be governed by the terms and conditions of the Agreement, including the confidentiality provisions set forth therein.

1.	Principles of Reporting

(a) East Asia

For purposes of the sharing of costs and sharing of “Net Profit” or “Net Loss” (as the case may be) in East Asia among the Parties as provided under the Agreement and this EA Financial Appendix, the presentation of results of operations of the TanNov Parties for East Asia will be based on each TanNov Party’s respective financial information for East Asia for the applicable period in the reporting format depicted as follows:

	Novartis	Tanox	Total
Gross Sales (East Asia)
less *****
= Net Sales (East Asia)
less *****
= Gross Profit (East Asia)
less *****
= Net Profit (East Asia) or Net Loss (East Asia) for purpose of TanNov profit share.

i

(b) Rest of World

For purposes of the payment by Novartis to Tanox of royalties for the Rest of World as provided under the Agreement and this EA Financial Appendix, the presentation of results of operations of Novartis for the Rest of World will be based on Novartis’ financial information for the Rest of World for the applicable period in the reporting format depicted as follows:

Gross Sales (ROW)

less *****

=        Net Sales (ROW).

(c) Generally

It is the intention of Novartis and Tanox that the interpretation of these definitions and other matters under this EA Financial Appendix will be: (a) consistent with the U.S. generally accepted accounting principles (“GAAP”) consistently applied for Tanox; and (b) international accounting standards as consistently applied (“IAS”) for Novartis. The EA Finance Sub-Committee shall ensure consistency in accounting treatment between GAAP and IAS, where possible.

If necessary a Party will make the appropriate adjustments to the formatting of financial information it supplies under the Agreement to conform to the format of reporting results of operations for purposes of TanNov as set forth in this EA Financial Appendix.

For purposes of the definitions in this EA Financial Appendix and the calculation of applicable profit, cost, revenue and other amounts hereunder and under the Agreement, the Parties shall eliminate, and not include in any such amounts, any inter- and intra-company transactions ***** within or among the Parties (and/or their respective Affiliates or sublicensees), including without limitation with respect to transfer pricing, except to the extent expressly provided otherwise in the Agreement or this EA Financial Appendix.

Notwithstanding anything to the contrary in the Agreement or this EA Financial Appendix (but without limiting any of the provisions in Article 17 (Indemnity and Insurance) of the Agreement or Article 19 (Indemnity and Insurance) of the TCA), if any Party suffers*****:

(i)	*****

(ii)	*****

(iii)	*****

(iv)	*****

(collectively “Excluded Costs”), then any such Excluded Costs shall be solely for the account of such Party, and shall not be included in any costs or expenses for the purpose of calculating of Net Profits (East Asia) (or Net Loss (East Asia), as the case may be), to be shared under the Agreement or this EA Financial Appendix.

2.	Duties of the EA Finance Sub-Committee

As set forth in the Agreement, the EA Finance Sub-Committee (EA FSC) shall support the TanNov JCC and the TanNov JMC with respect to accounting and financial determinations relating to cost and profit sharing under the Agreement and other financial matters, all in accordance with the Agreement and this EA Financial Appendix. The EA FSC shall be responsible for review and administration of operations under this EA Financial Appendix, including reviewing and recommending for approval by the TanNov JCC and TanNov JMC financial statements of TanNov and including reviewing and advising the TanNov JCC and the TanNov JMC with respect to the following matters, all in accordance with the terms of the Agreement and this EA Financial Appendix:

(i) coordination and reporting of actual and forecasted financial results for Anti-IgE Products in East Asia on a ***** basis as provided herein;

(ii) coordination on preparation, approval and administration of budgets and forecasts for Development and Commercialization of Anti-IgE Products in East Asia, including, without limitation, identification, analysis and reporting with respect to budgets, forecasts and variances, all subject to final approval as provided in the Agreement;

(iii) coordination on preparation, approval, administration and forecasting of long range plans relating to Anti-IgE Products in East Asia;

(iv) modification of reporting cycles and deadlines under this EA Financial Appendix as may be unanimously agreed upon by all the Parties; provided, however, that in the event that a Party substantially or materially changes its internal reporting cycles and deadlines generally (that is, for Anti-IgE Products and for products other than Anti-IgE Products), then the Parties will discuss in good faith appropriate revisions to the foregoing reporting cycles and deadlines to reasonably accommodate such change;

(v) review of the costs and expenses charged to TanNov by the Parties to determine in the first instance, subject to the terms of the Agreement and, as applicable, final approval or disapproval by the TanNov JCC and the TanNov JMC, whether such costs and expenses are authorized to be shared by the Parties under the Agreement (including, without limitation, in accordance with the defined terms in Section 5 below, in accordance with provisions in the Agreement relating to budget changes and variances and approvals therefore, and in accordance with the definition of “Excluded Costs” in Section 1 of this EA Financial Appendix);

(vi) review of appropriate allocation of costs and expenses to the various cost and expense categories under Section 5 below, and between East Asia and the ROW, and to the extent applicable US and Europe (with each Party acknowledging that any costs proposed to be allocated to the US and Europe are subject to the review and unanimous approval of such allocation by the TCA Finance Sub-Committee, subject to the provisions of Section 2. (v) and (vi) of the TCA Financial Appendix);

(vii) review and assistance in calculation of Net Profits (East Asia) (and corresponding Net Losses), subject to TanNov JMC approval, and coordination with respect to means balancing and other payments between the Parties hereunder;

(viii) review to ensure consistent treatment, where possible, under GAAP and IAS accounting standards (including, without limitation, with respect to “Fully Burdened Manufacturing Cost” and “Sales Returns and Allowances”);

(ix) review of each Party’s cost and/or project accounting systems and methodologies to ensure consistent treatment for purpose of TanNov reporting;

(x) from time to time, monitor whether reimbursement of General and Administrative Expenses (East Asia), as provided for in this EA Financial Appendix, is in proportion to each Party’s relative effort in managing outside vendors;

(xi) review of ***** (subject to the terms of the Manufacturing and Supply Agreement(s) and to this EA Financial Appendix) and other items to be included in*****, subject to TanNov JCC and TanNov JMC approval as provided below;

(xii) review and facilitation of the resolution of financial matters (if any) arising among the Parties with respect to the time period from start of Parties collaboration (under the Outline of Terms) until the Effective Date of the Agreement;

(xiii) coordination of the presentation of disputes arising between the Parties under the EA Financial Appendix, for resolution in accordance with the terms of the Agreement;

(xiv) review actual inventory levels, Sales Returns and Allowances and Novartis’ methodologies for charging costs to TanNov for determination of actual results, forecasts, budgets and long range plans and the results of applying such methodologies; and

(xv) review and coordination with respect to all other financial matters arising under the EA Financial Appendix or otherwise relating to the Parties’ cooperation under the Agreement, including, without limitation, each Party’s methodologies for charging costs for determination of actual financial results, forecasts, budgets and long range plans and the results of applying such methodologies.

Review results and recommendations of the EA FSC shall be presented to the Tanov JCC or other appropriate Committee as necessary.

3.	Frequency of Reporting and Other Information Exchange

The fiscal year of TanNov will be a calendar year. Reporting and other information exchange by and between each TanNov Party for TanNov revenues, expenses, budgets, forecasts and long range plans will be performed as follows, subject to Section 5.10(b) of the TCA:

Reporting Event (Responsible Party)	Frequency	Timing of Submission**
*****
*****
*****
*****
*****
*****

*****
*****
*****
*****
*****
*****
*****
*****

*	The applicable Parties shall provide a narrative explaining variances to budgets, forecasts or long range plans for planning, settlement and decision-support purposes.

**	The Parties may agree unanimously to modify the foregoing reporting cycles and deadlines. In the event that a Party substantially or materially changes its internal reporting cycles and deadlines generally (that is, for Anti-IgE Products and for products other than Anti-IgE Products), then the Parties will discuss in good faith appropriate revisions to the foregoing reporting cycles and deadlines to reasonably accommodate such change.

On a monthly basis, Novartis will supply Tanox with *****.

On a monthly basis, Novartis will supply Tanox with *****.

On a quarterly basis, within ***** of the last day of each quarter, Novartis shall prepare and supply to Tanox *****.

On a quarterly basis (within ***** of the last day of each quarter), Novartis will provide Tanox with *****. In addition, at quarter-closes and year-ends, the Parties shall reasonably cooperate with each other, as reasonably requested, in providing each other with available and estimated results and expenditures for East Asia and the ROW, to meet the Parties’ respective public reporting requirements, subject always to Article 13 and Sections 18.13 of the Agreement and 5.10(b) of theTCA. After review by the EA Finance Sub-Committee as to the amounts, the EA Finance Sub-Committee will forward each such report to the TanNov JCC and TanNov JMC for their approval as required under, and subject to, the Agreement. *****.

On a quarterly basis, together with the reports of actual results, Novartis shall provide Tanox with *****. In addition, on a quarterly or semi-annually basis as requested, the TanNov Parties shall provide each other with information as provided in Section 8 below.

Novartis will be responsible for the preparation of consolidated reporting of TanNov for East Asia (including the quarterly calculation of Net Profit (East Asia) or Net Loss (East Asia), as the case may be, calculated as provided in this EA Financial Appendix and the Agreement) for purposes of the determination of the cash settlement between Tanox and Novartis for East Asia, subject to the review and approval of the TanNov JCC and the TanNov JMC. Review of draft statements, payments and related matters are set forth in Section 7 below.

v

4.	Budget, Forecast and Long Range Plan

All budgets (which will be prepared annually), forecasts and long range plans will be supplemented with detailed EA Plans for clinical trials, Approval Applications, Commercial Launch, marketing, promotion and sales efforts, subject to and in accordance with the applicable terms of the Agreement.

With respect to East Asia, members of the EA FSC shall be responsible for preparation of the annual East Asia budgets for Development, and Commercialization of Anti-IgE Products in East Asia, per annual EA Plans developed pursuant to the Agreement. The Parties shall exchange draft and preliminary budgets, budget confirmations and other budget information for East Asia in accordance with Section 3 above.

As set forth in Section 3 above (regarding “Forecasts”), within ***** after the end of each calendar quarter Novartis shall provide Tanox with: *****.

The EA FSC, with the assistance of Tanox and Novartis, will be responsible for identifying, analyzing and reporting all budget variances for East Asia.

A ***** long-range plan (*****) for East Asia will be established on a yearly basis during the Term of the Agreement, under the direction of the TanNov JCC, and will be provided to the Parties and submitted to the TanNov JMC for approval by ***** of each year, in accordance with Section 3 above.

The obligations of Novartis to disclose Forward-Looking Information to Tanox under this section or any other provision of the Financial Appendix shall be subject to Section 5.10(b) of the TCA.

5.	Definitions

For purposes of determining Net Sales, costs and expenses, and Net Profit and Net Loss, as the case may be (the calculation of which shall be consistent with the Agreement and this EA Financial Appendix), to be recorded on the TanNov books and records and to be shared by the TanNov Parties under the Agreement with respect to East Asia, each TanNov Party will use its respective internal accounting systems. As a general matter, except for costs and expenses specifically authorized to be shared by the TanNov Parties or otherwise allocated to a particular Party, as provided in the definitions and other terms of this EA Financial Appendix or in accordance with the express terms of the Agreement, all other costs and expenses incurred by any Party in connection with the Development, manufacture or Commercialization of Anti-IgE Products in East Asia and the ROW shall be *****.

For purposes of TanNov accounting and the definitions set forth herein, costs and expenses incurred by a Party shall include costs and expenses incurred by a Party’s Affiliate or by a Third Party on such Party’s behalf or for its account.

“Allocable Manufacturing Overhead” shall have the meaning set forth in the Financial Appendix to the TCA.

“Cost of Sales” shall mean *****.

“Commercialization Successor” means the successor to some or all of a Party’s Commercialization rights under the Agreement.

“Development Costs” shall mean an amount equal to:

(a)	*****

(b)	*****,

*****.

“Distribution/Warehousing Costs” means *****.

“Excluded Cost” shall have the meaning given thereto in Section 1 of this EA Financial Appendix.

“Fully Burdened Manufacturing Cost” means *****

a)	*****

b)	*****

c)	*****

d)	*****

For the avoidance of doubt, “Fully Burdened Manufacturing Cost” shall not include *****

“General and Administrative Costs (East Asia)” means *****

“TanNov Party” or “TanNov Parties” shall have the meaning set forth in the introduction to this EA Financial Appendix.

“Gross Profit (East Asia)” means *****.

“Gross Sales (East Asia)” means *****.

“Gross Sales (ROW)” means *****.

“Marketing Costs (East Asia)” means *****.

“Net Profits (East Asia)” or “Net Losses (East Asia)”, as illustrated in paragraph 1 above, means *****.

“Net Sales” means Net Sales (East Asia) and/or Net Sales (ROW), as applicable.

“Net Sales (East Asia)” means *****.

“Net Sales (ROW)” means *****

“Other Operating Income/Expense” means *****:

(i)	*****

(ii)	*****

(iii)	*****

(iv)	*****

(v)	*****

(vi)	*****

“Sales Costs (East Asia)”, in East Asia, means *****.

“Sales Returns and Allowances (East Asia)” means, *****.

“Sales Returns and Allowances (ROW)” means *****.

“Tanox Costs and Expenses” shall mean *****.

“Tanox Profit Share” shall mean, for a given period, the amount of Net Profits (East Asia) payable to Tanox pursuant to Section 9.1(b) of the Agreement.

6.	Foreign Exchange

The “Functional Currency” for accounting for Net Profits or Net Losses will be U.S. dollars.

For the purpose of this EA Financial Appendix, for Novartis all currencies will be converted using the then Novartis official currency conversion system *****.

For the purpose of this Financial Appendix, for Tanox all currencies will be converted using a standard currency conversion system.

7.	Responsibility for TanNov Reporting; Payment between the TanNov Parties

The responsibility for the reporting to the EA Finance Sub-Committee, TanNov JCC and TanNov JMC shall be with Novartis (in close cooperation with Tanox) with respect to East Asia. This will be the basis for the TanNov accounting and determining of payments to the TanNov Parties for East Asia, as provided in this Section 7.

The TanNov Parties shall share costs and expenses hereunder, Net Profit or Net Losses (as the case may be) hereunder, for East Asia by making ***** means balancing payments in U.S. dollars between each TanNov Party such that such *****. Each TanNov Party agrees to make such payments as provided hereunder.

Necessary cash settlements between the TanNov Parties, including means balancing payments by one Party to reimburse another Party’s *****, will be prepared by Novartis for East Asia, for review by the EA Finance Sub-Committee and review and approval by the TanNov JCC and the TanNov JMC as provided in the Agreement.

All payments will be made by any TanNov Party owing funds to the other for a given *****, within ***** after the end of such *****, subject to netting for any previous cash payment(s) made by either TanNov Party on behalf of the collaboration which have been approved in accordance with the Agreement and this EA Financial Appendix to be shared through TanNov.

8.	Payments to Tanox

The royalty, milestone, development compensation and manufacturing compensation payments with respect to East Asia and the ROW provided under Sections 11.1, 11.2, 11.4, 11.6(a) and 11.6(b) of the TCA and Sections 9.1(a), 9.2 and 9.3 of the Agreement shall be paid to Tanox by Novartis, as set forth in such Sections and Section 11.9 of the TCA and Section 9.8 of the Agreement and as further provided below.

As regards payments due to Tanox pursuant to Section 11.6(b) of the TCA, the amount of any such payment attributable to East Asia in the *****. In the event that Novartis is obligated to make manufacturing payments under Section 8.2(h) of the Agreement, such payments shall be calculated, reported and paid in a manner substantially similar to the manufacring payments under Section 11.6(b) of the TCA.

9.	Effective Accounting Date Termination for TanNov

For reporting and accounting purposes with respect to TanNov, the end of TanNov will be the nearest month end to the effective termination date of the Agreement.

10.	Guidelines for Charging Costs

Subject to the express provisions of this EA Financial Appendix and the Agreement, with respect to any costs or expenses to be included in the calculation of Net Profits (East Asia) or Net Losses (East Asia) hereunder which are not 100% attributable to activities in East Asia with respect to Anti-IgE Products or 100% attributable to the manufacture and supply of Anti-IgE Products to be sold in East Asia (ie also incurred in part for activities in other territories and/or with respect to other products), then the Parties shall meet and agree, through the EA FSC, on a fair and accurate allocation of such costs and expenses to TanNov and outside TanNov.

11.	Guideline for Product Sampling

The EA Finance Sub-Committee will determine how and when to pass through TanNov as a Marketing Cost in East Asia, the cost of sampling of Anti-IgE Products in East Asia, with the cost of such Anti-IgE Product samples to be calculated on the basis of the ***** of the Anti-IgE Product *****.